CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.1

Execution Version

Confidential & Privileged

TRANSACTION AGREEMENT

Dated as of October 20, 2022

by and between

HAWAIIAN HOLDINGS, INC.

and

AMAZON.COM, INC.

-i-

-ii-

LIST OF SCHEDULES

SCHEDULE 5.1(A):    LIST OF INFORMATION

SCHEDULE 7.1:         DESIGNATED PERSONS

LIST OF ANNEXES

ANNEX A:                  FORM OF WARRANT

-iii-

This TRANSACTION AGREEMENT, dated as of October 20, 2022 (this “Agreement”), is by and between Hawaiian Holdings, Inc., a Delaware corporation (the “Company”), and Amazon.com, Inc., a Delaware corporation (“Amazon”).

RECITALS:

WHEREAS, as of the date of this Agreement, the Company and/or any of its subsidiaries have entered into and may enter into certain commercial arrangements with Amazon and/or any of its subsidiaries under which the Company and/or its subsidiaries may from time to time provide services to Amazon and/or its subsidiaries, including that certain Air Transportation Services Agreement, dated as of even date herewith, by and between Hawaiian Airlines, Inc. and Amazon.com Services LLC (the “Commercial Arrangements”);

WHEREAS, in connection with the transactions contemplated hereby, and subject to the terms and conditions hereof, the Company desires to issue to Amazon.com NV Investment Holdings LLC, a Nevada limited liability company and a wholly owned subsidiary of Amazon that is disregarded as separate from Amazon for U.S. federal income tax purposes (“NV Holdings”) and NV Holdings desires to acquire from the Company, at the Closing, a warrant to purchase a specified number of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”); and

WHEREAS, each of the parties wishes to set forth in this Agreement certain terms and conditions regarding, among other things, NV Holdings’s ownership of the Warrant and Warrant Shares (as defined below), as applicable.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants, and agreements set forth herein, and intending to be legally bound, the parties agree as set forth herein.

ARTICLE I

WARRANT ISSUANCE; CLOSING

1.1 Warrant Issuance. On the terms and subject to the conditions set forth in this Agreement, the Company shall issue to NV Holdings, and NV Holdings shall acquire from the Company, at the Closing, a warrant to purchase up to an aggregate of 9,442,443 Warrant Shares, subject to adjustment in accordance with its terms, in the form attached hereto as Annex A (the “Warrant”). The issuance of the Warrant by the Company and the acquisition of the Warrant by NV Holdings are referred to herein as the “Warrant Issuance.”

1.2 Closing. The closing of the Warrant Issuance (the “Closing”) shall take place electronically via exchange of executed documents immediately following the execution and delivery of this Agreement. At the Closing, the Company shall deliver to Amazon the Warrant, as evidenced by a duly and validly executed book-entry dated as of the date hereof and bearing appropriate legends as hereinafter provided for.

1.3 Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes,” “Schedules,” or “Exhibits” such reference shall be to a Recital, Article, or Section of, or Annex, Schedule, or Exhibit to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural and vice versa. References to “herein,” “hereof,” “hereunder,” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. References to “parties” refer to the parties to this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. Any reference to a wholly owned subsidiary of a Person shall mean such subsidiary is directly or indirectly wholly owned by such Person. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule, or regulation are to the statute, rule, or regulation as amended, modified, supplemented, or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule, or regulation, including any successor to the section. The term “Business Day” means any day other than a Saturday, a Sunday, or any other day on which commercial banks in the State of New York are authorized or required by Applicable Law to be closed. With respect to the Warrant and Warrant Shares, such term shall include any shares of Common Stock or other Equity Securities of the Company received by NV Holdings as a result of any stock split, stock dividend or distribution, other subdivision, reorganization, reclassification, or similar capital transaction.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Material Adverse Effect; Due Diligence.

(a) “Material Adverse Effect” means any change, effect, event, development, circumstance, or occurrence (each, an “Effect”) that, taken individually or when taken together with all other applicable Effects, has been, is, or would reasonably be expected to (i) have a material adverse affect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole or (ii) prevent or materially impair the Company’s ability to consummate the Warrant Issuance at the Closing; provided, however, that in no event shall any Effect, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect to the extent resulting from: (A) any change in general economic, market, or political conditions; (B) any change in generally accepted accounting principles in the United States (“GAAP”) or Applicable Law to the extent such change is generally applicable and not specifically directed at the Company or its subsidiaries; (C) any act of war (whether or not declared), armed hostilities, sabotage, or terrorism, or any material escalation or worsening of any such events, or any national disaster, or any national or international calamity; (D) any epidemic or pandemic, including COVID-19 or anything reasonably arising therefrom, including, without limitation, the values of share prices traded on any stock market or exchange; (E) conditions generally affecting the industry in which the Company and its subsidiaries operate; (F) any failure, in and of itself, to meet internal or published projections, forecasts, targets, or revenue or earnings predictions for any period, as well as any change, in and of itself, by the Company in any projections, forecasts, targets, or revenue or earnings predictions for any period (provided that the underlying causes of such failures (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be a Material Adverse Effect); or (G) any change in the price or trading volume of the Common Stock (provided that the underlying causes of such change (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be a Material Adverse Effect); provided, further, that any Effect referred to in clauses (A) through (E) may be taken into account in determining whether or not there has been, is, or would be a Material Adverse Effect to the extent such Effect has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other similarly situated participants in the industry in which the Company and its subsidiaries operate.

(b) Each party acknowledges that it is not relying upon any representation or warranty of the other party, express or implied, that is not set forth in this Agreement. Amazon acknowledges that it has had an opportunity to conduct such review and analysis of the business, assets, condition, operations, and prospects of the Company and its subsidiaries, including an opportunity to ask such questions of management and to review such information maintained by the Company and its subsidiaries, in each case as it considers sufficient for the purpose of consummating the transactions contemplated by the Transaction Documents. Each party further acknowledges that it has had such an opportunity to consult with its own counsel, financial and tax advisers, and other professional advisers as it believes is sufficient for purposes of the transactions contemplated by the Transaction Documents.

2.2 Representations and Warranties of the Company. Except as set forth in the SEC Reports (other than any information in the “Risk Factors” or “Cautionary Note Regarding Forward-Looking Statements” sections of such SEC Reports), the Company represents and warrants as of the date of this Agreement, and in the case of the representation in the last sentence of Section 2.2(c), as of the date of each issuance of Warrant Shares, to Amazon that:

(a) Organization and Authority. The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business in all material respects as currently conducted, and, except as would not constitute a Material Adverse Effect, (A) is duly qualified as a foreign corporation for the transaction of business and (B) is in good standing under the laws of each other jurisdiction in which the ownership or leasing of property or the conduct of its business requires such qualification, (ii) is a “Citizen of the United States” (“Citizen of the United States”) as defined by Section 40102(a)(15) of Title 49 of United States Code, and as such term is interpreted by the United States Department of Transportation (“DOT”), (iii) through its Affiliates, (A) holds air carrier certificates and operations specifications issued by the United States Federal Aviation Administration (“FAA”) pursuant to Section 44705 of Title 49 of the United States Code and corresponding FAA regulations (“FAA Regulations”), (B) holds certificates of public convenience and necessity (and/or equivalent exemption authority) authorizing interstate and foreign air transportation of property and mail issued by the DOT pursuant to Section 41102 of Title 49 of United States Code (and/or under Section 40109 in the case of exemption authority) and corresponding DOT regulations (“DOT Regulations”), and (C) holds or will hold any corresponding permits, licenses, authorizations, certificates, exemptions, approvals, waivers, authorizations or similar rights obtained, or required to be obtained, from any Governmental Entity, in each case as is necessary to fulfill the Company’s obligations pursuant to the Commercial Arrangements. To the knowledge of the Company, each Beneficial Owner of 5% or more of the Common Stock is a Citizen of the United States. The Company has made available to Amazon complete and correct copies of the Company’s certificate of incorporation and bylaws, as of the date of this Agreement, and each as so delivered is in full force and effect.

(b) Capitalization. The authorized capital stock of the Company consists of (x) 118,000,000 shares of Common Stock of which, as of 5:00 p.m., Eastern time, on October 19, 2022, 51,411,336 shares were issued and outstanding and no shares were held in treasury, and (y) 2,000,000 shares of preferred stock, $0.0001 par value per share of which, immediately prior to the execution hereof, three shares were issued and outstanding. As of 5:00 p.m., Eastern time, on October 19, 2022, the Company has (A) no shares of Common Stock subject to restricted stock awards, (B) 1,666 shares of Common Stock subject to issuance pursuant to outstanding stock options of the Company, (C) 959,486 shares of Common Stock subject to issuance pursuant to restricted stock units and performance-based restricted stock units, (D) 3,430,060 shares of Common Stock available for future grant under the Company Stock Plans, and (E) 1,134,686 shares of Common Stock subject to issuance pursuant to outstanding warrants of the Company. The outstanding shares of Common Stock have been, and the shares of Common Stock issuable pursuant to any Company Stock Plan will be, duly authorized and validly issued, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights, the Company’s certificate of incorporation, or any Applicable Law). Except as set forth above or pursuant to the Warrant, there are no (1) shares of capital stock or other Equity Securities or voting securities of the Company authorized, reserved for issuance, issued, or outstanding, (2) options, warrants, calls, preemptive rights, subscription, or other rights, instruments, agreements, arrangements, or commitments of any character obligating the Company or any of its subsidiaries to issue, transfer, or sell or cause to be issued, transferred, or sold any shares of capital stock or other Equity Securities or voting security in the Company or any securities or instruments convertible into or exchangeable for such shares of capital stock or other Equity Securities or voting securities or obligating the Company or any of its subsidiaries to grant, extend, or enter into any such option, warrant, call, preemptive right, subscription, or other right, instrument, agreement, arrangement, or commitment, (3) outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem, or otherwise acquire any capital stock or other Equity Securities or voting securities of the Company, or (4) issued or outstanding performance awards, units, rights to receive any capital stock, or other Equity Securities or voting securities of the Company on a deferred basis, or rights to purchase or receive any capital stock or Equity Securities or voting securities issued or granted by the Company to any current or former director, officer, employee, or consultant of the Company. No subsidiary of the Company owns any shares of capital stock or other Equity Securities or voting securities of the Company. There are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of the capital stock or other Equity Securities or voting securities of the Company. All options granted and shares reserved or issued pursuant to the Company’s 2015 Stock Incentive Plan, 2005 Stock Incentive Plan, and employee stock purchase plan (collectively, the “Company Stock Plans”) have been granted, reserved, and issued in all material respects in full compliance with their respective Company Stock Plan and Applicable Law. The issuance of the Warrant and the Warrant Shares will not result in any adjustment to the conversion price or exercise price of any Equity Securities of the Company that are convertible into, or exercisable or exchangeable for, shares of Common Stock. As of immediately after the execution hereof, assuming the issuance of the Warrant Shares in full, the number of Warrant Shares equals 14.2% of the outstanding shares of Common Stock on a Fully Diluted Basis.

(c) The Warrant and Warrant Shares. The Warrant has been duly authorized by the Company and constitutes a valid, legal, and binding obligation of the Company in accordance with its terms, except as the same may be limited by the Bankruptcy Exceptions. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrant, and when so issued, paid for, and delivered upon due exercise of the Warrant, will be validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances, other than liens or encumbrances created by the Transaction Documents, arising as a matter of Applicable Law or created by or at the direction of Amazon or any of its subsidiaries.

(d) Authorization, Enforceability.

(i) The Company has full power and authority to execute and deliver this Agreement and the other Transaction Documents, as applicable, to consummate the transactions contemplated hereby and thereby, and to carry out its obligations hereunder and thereunder (except with respect to the issuance of Warrant Shares in an amount in excess of the Warrant Shares Cap, for which the sole action necessary to make this representation true is to obtain the Requisite Shareholder Approval). The execution, delivery, and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and its shareholders, and no further approval or authorization is required on the part of the Company or its shareholders. This Agreement and the other Transaction Documents, assuming the due authorization, execution, and delivery by the other parties hereto and thereto, are valid and binding obligations of the Company, enforceable against the Company and such subsidiary, respectively, in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).

(ii) The execution, delivery, and performance by the Company of this Agreement and the other Transaction Documents, as applicable, and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge, or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions, or provisions of (x) its certificate of incorporation (or analogous organizational documents) or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound, or to which the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries is subject; (B) subject to compliance with the statutes and regulations referred to in Section 2.2(d)(iii), violate any Applicable Law or Order applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that would not constitute a Material Adverse Effect; (C) result in any payment (including severance, unemployment compensation, forgiveness of indebtedness, or otherwise) becoming due to any director or any employee of the Company or any of its subsidiaries under any employment, compensation or benefit plan, program, policy, agreement, or arrangement that is sponsored, maintained, or contributed to by the Company or any of its subsidiaries (each, a “Company Benefit Plan”) or otherwise; (D) increase any benefits otherwise payable under any Company Benefit Plan; (E) result in any acceleration of the time of payment or vesting of any such benefits; (F) require the funding or acceleration of funding of any trust or other funding vehicle; or (G) constitute a “change in control,” “change of control,” or other similar term under any Company Benefit Plan; provided, however, that the foregoing shall not be deemed to include payments or other benefits under a Company Benefit Plan that (a) give effect to the Company’s performance of the Transaction Documents insofar as that performance impacts the Company’s overall results of operations, and (b) are made to any individual whose compensation is based in part on performance related to a specific territory that is impacted by the Company’s performance of the Transaction Documents.

(iii) Other than (A) such notices, filings, exemptions, reviews, authorizations, consents, or approvals as have been made or obtained as of the date hereof, and (B) notices, filings, exemptions, reviews, authorizations, consents, or approvals as may be required under, and other applicable requirements of (1) any Antitrust Laws, to the extent applicable, (2) the Exchange Act, (3) the Securities Act, (4) the Principal Trading Market, and (5) FAA Regulations or DOT Regulations, no notice to, filing with, exemption, or review by, or authorization, consent, or approval of, any Governmental Entity is required to be made or obtained by the Company or any of its subsidiaries in connection with the consummation by the Company or any of its subsidiaries of the Warrant Issuance and the other transactions contemplated hereby and by the other Transaction Documents, except for any such notices, filings, exemptions, reviews, authorizations, consents, and approvals, the failure of which to make or obtain, would not constitute a Material Adverse Effect.

(e) Company Financial Statements; Internal Controls.

(i) Each of the consolidated financial statements included in the SEC Reports (A) complied as to form, as of their respective dates of filing with the Commission, in all material respects with the applicable accounting requirements and with the rules and regulations of the Commission, (B) was prepared in accordance with GAAP, in all material respects, applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnote disclosures), and (C) fairly presents, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its subsidiaries as of the date and for the periods referred to in such financial statements except to the extent such financial statements have been modified or superseded by later SEC Reports, and except, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act and pursuant to Sections 13 or 15(d) of the Exchange Act and for normal year-end audit adjustments which would not be material in amount or effect.

(ii) Neither the Company nor any of the Company’s subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership, or any similar agreement or arrangement, where the result, purpose, or effect of such agreement or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the SEC Reports (including the financial statements contained therein).

(iii) The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting. The Company (A) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules, regulations, and forms of the Commission, and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and (B) has disclosed, based on its most recent evaluation of internal control over financial reporting, to the Company’s outside auditors and the Audit Committee of the Board (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize, and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, all of which information described in clauses (x) and (y) above has been disclosed by the Company to Amazon prior to the date hereof. Any material change in internal control over financial reporting required to be disclosed in any SEC Report has been so disclosed.

(iv) From January 1, 2022, to the date of this Agreement, neither the Company nor any of its subsidiaries has received any material complaint, allegation, assertion, or claim regarding the accounting or auditing practices, procedures, methodologies, or methods of the Company or any of its subsidiaries or their respective internal accounting controls.

(v) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”), with respect to the SEC Reports, and the statements contained in such certifications were true and complete on the date such certifications were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.

(f) No Material Adverse Effect. From January 1, 2022, to the date of this Agreement, no Material Adverse Effect has occurred.

(g) Reports.

(i) From January 1, 2022, to the date of this Agreement, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a), and 15(d) of the Exchange Act and of the Securities Act.

(ii) The SEC Reports, when they became effective or were filed with the Commission as the case may be, complied in all material respects with the requirements of the Securities Act, the Exchange Act, and SOX as applicable, and none of such documents, when they became effective or were filed with the Commission, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later SEC Reports filed or furnished and publicly available prior to the date of this Agreement.

(h) Litigation and Liabilities. From January 1, 2022 to the date of this Agreement, (a) there have been, and there are, no civil, criminal, or administrative actions, suits, claims, hearings, arbitrations, investigations, or other proceedings pending, or to the knowledge of the Company, threatened against the Company or any of its subsidiaries that (i) relate to the Warrant or Warrant Shares, (ii) challenge the validity or enforceability of the Company’s obligations under this Agreement or the Transaction Documents to which the Company is or will be a party, or (iii) would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, or (b) neither the Company nor any of its subsidiaries has incurred any obligations or liabilities that, individually or in the aggregate, have had or would likely result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of any material judgment, order, writ, injunction, decree, or award of any Governmental Entity.

(i) Anti-Takeover Provisions. The actions taken by the Board to approve this Agreement, the Transaction Documents, and the transactions contemplated hereby and thereby,

assuming the accuracy of the representations and warranties of Amazon set forth in Section 2.3(c), constitute all action necessary to render inapplicable to this Agreement, the Transaction Documents, and the transactions contemplated hereby and thereby the Anti-Takeover Provisions. The Company is not a party to any shareholder rights plan or “poison pill” agreement.

(j) Related-Party Transactions. The Company is not party to any transaction or arrangement that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

(k) Registration Rights. The Company has not granted to any Person the right to request or require the Company to register any securities issued by the Company other than the rights granted to Amazon pursuant to Article VI of this Agreement.

(l) Brokers; Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s, or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of the Company.

2.3 Representations and Warranties of Amazon. Amazon hereby represents and warrants as of the date of this Agreement to the Company that:

(a) Organization.

(i) Amazon has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business in all material respects as currently conducted.

(ii) NV Holdings has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Nevada, with the corporate or analogous power and authority to own its properties and conduct its business in all material respects as currently conducted.

(b) Authorization, Enforceability.

(i) Amazon and each of its subsidiaries that is a party to any other Transaction Document have the corporate or analogous power and authority to execute and deliver this Agreement and the other Transaction Documents to which they are a party, to consummate the transactions contemplated hereby and thereby, and to carry out their obligations hereunder and thereunder. The execution, delivery, and performance by Amazon, and by each of its subsidiaries that is a party to any other Transaction Document, as applicable, of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or analogous action on its part, or such subsidiary’s part, as applicable, and no further approval or authorization is required on its part, or such subsidiary’s part, as applicable. This Agreement and the other Transaction Documents, assuming the due authorization, execution, and delivery by the other parties hereto and thereto, are valid and binding obligations of Amazon and such subsidiary, as applicable, enforceable against it and such subsidiary, as applicable, in accordance with their respective terms, except as the same may be limited by Bankruptcy Exceptions. Notwithstanding anything to the contrary contained herein, the exercise of the Warrant may require further board of directors (or analogous) approvals or authorizations on the part of Amazon or such subsidiary, as applicable (the “Exercise Approval”).

(ii) The execution, delivery, and performance by Amazon, or any such subsidiary, as applicable, of this Agreement and the other Transaction Documents to which it or any such subsidiary is a party and the consummation of the transactions contemplated hereby and thereby and compliance by it, and such subsidiary, as applicable, with any of the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge, or encumbrance upon any of its properties or assets under any of the terms, conditions, or provisions of (x) subject to Exercise Approval, its, or such subsidiary’s, as applicable, organizational documents or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which it, or such subsidiary, as applicable, is a party or by which it, or such subsidiary, as applicable, may be bound, or to which it, or such subsidiary, as applicable, or any of its, or such subsidiary’s, as applicable, properties or assets are subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Applicable Law or Order applicable to it, or such subsidiary, as applicable, or any of its, or such subsidiary’s, as applicable, properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the ability of Amazon to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents.

(iii) Other than (A) such notices, filings, exemptions, reviews, authorizations, consents, or approvals as have been made or obtained as of the date hereof, and (B) notices, filings, exemptions, reviews, authorizations, consents, or approvals as may be required under, and other applicable requirements of (1) any Antitrust Laws, to the extent applicable, (2) the Exchange Act, (3) the Securities Act, and (4) FAA Regulations or DOT Regulations, no notice to, filing with, exemption, or review by, or authorization, consent, or approval of, any Governmental Entity is required to be made or obtained by Amazon or any of its subsidiaries in connection with the consummation by Amazon or any of its subsidiaries of the Warrant Issuance and the other transactions contemplated hereby and by the other Transaction Documents, except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Amazon to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents.

(c) Ownership. Other than pursuant to this Agreement and the other Transaction Documents, neither Amazon nor NV Holdings is the Beneficial Owner of (i) any shares of Common Stock or (ii) any securities or other instruments representing the right to acquire shares of Common Stock.

(d) Brokers; Fees and Expenses. No broker, investment banker, financial advisor, or other person is entitled to any broker’s, finder’s, financial advisor’s, or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of Amazon or NV Holdings.

2.4 Survival. The representations and warranties in this Agreement shall survive for 12 months following the Closing; provided that (i) the representations in Sections 2.2(a), (b), (c), (d), and (l) and Sections 2.3(a), (b), (c) and (d) shall survive until the six-month anniversary of the earlier of (A) the Expiration Time and (B) the date of issuance of Warrant Shares pursuant to the exercise of all remaining Warrants, such that each Warrant has either lapsed and become null and void or been exercised in accordance with the terms of the Warrant. The parties agree that the limitations set out herein shall not apply in the event of gross negligence, fraud, intentional misrepresentation or intentional breach on the part of the party giving the relevant representation and warranty.

ARTICLE III

COVENANTS

3.1 Efforts.

(a) Without prejudice to the terms and conditions hereof (including the remainder of this Section 3.1 and Section 3.6) and the other Transaction Documents, each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or desirable under Applicable Law to carry out the provisions hereof and thereof and give effect to the transactions contemplated hereby and thereby. In furtherance and not in limitation of the foregoing, each of the parties shall (i) subject to the provisions of this Section 3.1, including Section 3.1(d), use its commercially reasonable efforts to obtain as promptly as reasonably practicable and advisable (as determined in good faith by Amazon after consultation with the Company in accordance with the first sentence of Section 3.1(d)) all exemptions, authorizations, consents, or approvals from, and to make all filings with and to give all notices to, all third parties, including any Governmental Entities, required in connection with the transactions contemplated by this Agreement and the other Transaction Documents (including as may be required upon one or more exercises of Warrant Shares, and whether such approvals arise from Antitrust Laws or otherwise, or one or more sales of Warrant Shares), which, for the avoidance of doubt, shall include providing, as promptly as reasonably practicable and advisable, such information to any Governmental Entity as such Governmental Entity may request in connection therewith, and (ii) cooperate fully with the other party in promptly seeking to obtain all such exemptions, authorizations, consents, or approvals and to make all such filings and give such notices.

(b) Without limiting the generality of the foregoing, as promptly as practicable after written notice from Amazon, and in any event no later than in accordance with established regulatory time frames, the parties shall (i) file any Notification and Report Forms required or advisable under the HSR Act with the Federal Trade Commission and the United States Department of Justice and (ii) file, make or give, as applicable, all other filings, requests, or notices required or advisable under any other Antitrust Laws, in each case with respect to the issuance of the Warrant Shares (the “Initial Filing Transaction”) (the filings, requests and notices described in the foregoing clauses (i) and (ii), collectively, the “Initial Antitrust Filings”). In addition, following the receipt of the Initial Antitrust Clearance, to the extent required or advisable by Applicable Law (including, for the avoidance of doubt, any Antitrust Law) in connection with any further issuance of Warrant Shares (in each case, whether in full or in part), the parties shall file, make, or give, as applicable, as promptly as reasonably practicable and advisable (as determined in good faith by Amazon after consultation with the Company in accordance with the first sentence of Section 3.1(d)), any further filings, requests, or notices required under any Antitrust Laws, including the HSR Act. Without limiting the generality of the foregoing, each party shall supply as promptly as reasonably practicable to the appropriate Governmental Entities, and in any event no later than in accordance with established regulatory time frames, any information and documentary material that may be required pursuant to the HSR Act or any other Antitrust Laws. For purposes of this Agreement, the term “Initial Antitrust Clearance” as of any time means (x) prior to such time, the expiration or termination of the waiting period under the HSR Act and the receipt of all exemptions, authorizations, consents, or approvals, the making of all filings and the giving of all notices, and the expiration of all waiting periods, pursuant to any other Antitrust Laws, in each case to the extent required with respect to the Initial Filing Transaction, and (y) the absence at such time of any Applicable Law or Order issued by any court of competent jurisdiction or other legal restraint or prohibition under any Antitrust Law, in each case that has the effect of preventing the consummation of any issuances of Warrant Shares.

(c) Subject to the terms and conditions hereof (including the remainder of this Section 3.1) and the other Transaction Documents, and only to the extent required under the Antitrust Laws, each of the parties shall use its commercially reasonable efforts to avoid or eliminate each and every impediment under any Antitrust Laws that may be asserted by any Governmental Entity, so as to enable the parties to give effect to the transactions contemplated hereby and by the other Transaction Documents in accordance with the terms hereof and thereof; provided, that notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, nothing in this Section 3.1 shall require, or be construed to require, any party or any of its Affiliates to agree to (and no party or any of its Affiliates shall agree to, without the prior written consent of the other parties): (i) sell, hold separate, divest, discontinue, or limit (or accept any conditions relating to, or changes or restrictions in, the operation of) any assets, businesses, or interests of it or its Affiliates (irrespective of whether or not such assets, businesses, or interests are related to, are the subject matter of, or could be affected by the transactions contemplated by the Transaction Documents); (ii) without limiting clause (i) in any respect, accept any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses, or interests that would reasonably be expected to adversely impact (x) the business of, or the financial, business, or strategic benefits of, the transactions contemplated hereby or by any of the other Transaction Documents to it or its Affiliates, or (y) any other assets, businesses, or interests of it or its Affiliates; (iii) without limiting clause (i) in any respect, accept any modification or waiver of the terms and conditions of this Agreement or any of the other Transaction Documents that would reasonably be expected to adversely impact (x) the business of, or financial, business, or strategic benefits of, the transactions contemplated hereby or by any of the other Transaction Documents to it or its Affiliates, or (y) any other assets, businesses, or interests of it or its Affiliates; or (iv) without limiting clause (i) in any respect, take any action that would materially impair the value to Amazon of the transactions contemplated hereby.

(d) Amazon shall have the principal responsibility for devising and implementing the strategy (including with respect to the timing of filings) for obtaining any exemptions, authorizations, consents, or approvals required or advisable under the HSR Act or any other Antitrust Laws in connection with the transactions contemplated hereby and by the other Transaction Documents; provided, however, that Amazon shall consult in advance with the Company regarding the overall antitrust strategy. Each of the parties shall promptly notify the other party of, and if in writing, furnish the other with copies of (or, in the case of oral communications, advise the other of), any substantive communication that it or any of its Affiliates receives from any Governmental Entity, whether written or oral, relating to the matters that are the subject of this Agreement or any of the other Transaction Documents, and to the extent reasonably practicable, permit the other party to review in advance any proposed substantive written communication by such party to any Governmental Entity and consider in good faith the other party’s reasonable comments on any such proposed substantive written communications prior to their submission. No party shall, and each party shall cause its Affiliates not to, participate or agree to participate in any substantive meeting or communication with any Governmental Entity in respect of the subject matter of the Transaction Documents, including on a “no names” or hypothetical basis, unless (to the extent practicable) it or they consult with the other party in advance, and to the extent practicable and permitted by such Governmental Entity, give the other party the opportunity to jointly prepare for, attend, and participate in such meeting or communication. The parties shall (and shall cause their subsidiaries and Representatives to) coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the matters described in this Section 3.1, including (x) furnishing to each other all information reasonably requested to determine the jurisdictions in which a filing or submission under any Antitrust Law is required or advisable, (y) furnishing to each other all information required for any filing or submission under any Antitrust Law, and (z) keeping each other reasonably informed with respect to the status of each exemption, authorization, consent, approval, filing, and notice under any Antitrust Law, in each case, in connection with the matters that are the subject of this Agreement or any of the other Transaction Documents. The parties shall provide each other with copies of all substantive correspondence, filings, or communications between them or any of their Affiliates or Representatives, on the one hand, and any Governmental Entity or members of its staff, on the other hand, relating to the matters that are the subject of this Agreement or any of the other Transaction Documents; provided that such material may be redacted as necessary to (1) comply with contractual arrangements, (2) address good faith legal privilege or confidentiality concerns, and (3) comply with Applicable Law.

(e) Subject to the other provisions of this Agreement, including in this Section 3.1, in the event that any arbitral, administrative, judicial, or analogous action, claim, or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or any other third party relating to or in connection with the transactions contemplated hereby or by any of the other Transaction Documents (“Transaction Litigation”), neither party shall be required to contest and resist any such Transaction Litigation or to seek to have vacated, lifted, reversed, or overturned any judgment, ruling, order, writ, injunction, or decree, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation or implementation of the transactions contemplated hereby or by any of the other Transaction Documents. Upon the issuance of a non-appealable permanent judgment, ruling, order, writ, injunction, or decree in any Transaction Litigation that prohibits, prevents, or restricts consummation or implementation of the transactions contemplated hereby or by any of the other Transaction Documents, this Agreement and the Warrant shall immediately and automatically be terminated; provided, however, that the parties hereto agree to cooperate with each other to execute and deliver any further instruments or documents and to take all such further action (1) to make Amazon and the Company economically the same as if the Warrant had not terminated, including, without limitation, providing for the benefit of Amazon’s vesting under the Warrant that occurred prior to such automatic termination, and (2) with respect to unvested Warrant Shares, to preserve for Amazon the effect of Vesting Events occurring after such automatic termination, assuming such Vesting Events occur; provided further that, for the avoidance of doubt, this sentence shall not apply in the event of a termination of this Agreement pursuant to Section 8.1(a)(ii). Each party shall keep the other party reasonably informed with respect to any Transaction Litigation unless doing so would reasonably be likely to jeopardize any privilege of such party regarding any such Transaction Litigation (subject to such party using commercially reasonable efforts to develop and implement, and cooperating in good faith with the other party in developing and implementing, reasonable alternative arrangements to provide such other party with such information). Subject to the immediately preceding sentence, each party shall promptly advise the other party orally and in writing in connection with, and shall consult with each other with respect to, any Transaction Litigation and shall in good faith give consideration to each other’s advice with respect to such Transaction Litigation.

(f) In the event of Transaction Litigation where a party hereto or its Affiliates is a named defendant and the other party hereto or its Affiliates is not a named defendant, the party who is or its Affiliates are a named defendant shall reimburse the other party for its reasonable out-of-pocket expenses incurred in connection with such Transaction Litigation; provided that, in the case of any Transaction Litigation which arises under the HSR Act or any of the Antitrust Laws, each of the Company and Amazon shall bear its own expenses.

(g) Without limiting the generality of the foregoing, as promptly as practicable after written notice from Amazon that Amazon intends to exercise any Warrant that would result in Amazon having beneficial control of 10% or more of the Common Stock, which notice shall be at least forty-five (45) days before the date that Amazon intends such exercise, Amazon and the Company shall jointly file a “Notice of Substantial Change of Ownership” with the DOT. Amazon and the Company shall cooperate fully in promptly providing information required to be submitted with the DOT pursuant to 14 CFR Part 204 and responding to any associated information requests of the DOT in its review of the substantial change in the Company’s ownership and in seeking a “comfort letter” from the DOT in connection therewith.

(h) Notwithstanding anything herein to the contrary, from and after the earlier of (i) the exercise of the Warrant in full or (ii) the expiration, termination, or cancellation of the Warrant without the Warrant having been exercised in full, no party shall have any further obligations under this Section 3.1; provided, that this Section 3.1(h) shall in no way relieve any party with respect to any breach by such party of this Section 3.1 prior to such time.

3.2 Public Announcements.

(a) The parties acknowledge that the Company’s initial announcement of the transactions contemplated by this Agreement and the other Transaction Documents to customers, suppliers, investors, employees, and otherwise (the “Initial Announcement”) and the timing thereof has been agreed by the parties. Other than the transmission of the Initial Announcement at the time mutually agreed upon by the parties, except as required by Applicable Law or by the rules or requirements of any stock exchange on which the securities of a party are listed, no party shall make, or cause to be made, or permit any of its Affiliates to make, any press release or public announcement or other similar communications in respect of the Transaction Documents or the transactions contemplated thereby without prior written consent (not to be unreasonably withheld, conditioned, or delayed) of the other party, to the extent such release, announcement, or communication relates to the transactions contemplated hereby or by any of the other Transaction Documents. Notwithstanding the foregoing, no party shall be required to receive the consent of the other party to any release, announcement, or communication (including any filing required to be made under the Exchange Act or the Securities Act) to the extent such release, announcement, or communication solely includes information (i) with respect to the transactions contemplated hereby or by any of the other Transaction Documents that is consistent with the Initial Announcement, provided that such release, announcement, or communication follows the Initial Announcement; (ii) that is consistent with releases, announcements, or other communications previously consented to by the other party in accordance with this Section 3.2; (iii) that is required to be disclosed under GAAP; (iv) that has previously been released by either of the parties hereto in respect of the transactions contemplated hereby or the Transaction Documents without any violation of the terms of this Agreement; or (v) as may be required in connection with any Form 4, Schedule 13D, Schedule 13G, Form 8-K, Form 10-Q, Form 10-K, Schedule 14A, or other disclosure required by the Commission, the Principal Trading Market, or other Governmental Entity to be made by Amazon or the Company in connection with the transactions contemplated by the Transaction Documents. Notwithstanding the preceding sentence, to the extent any disclosure (including communications with investors and analysts) relates to the Transaction Documents or any transaction contemplated thereby and contains any information inconsistent with the Initial Announcement or releases, announcements, or other communications previously consented to by the other party in accordance with this Section 3.2 or that has previously been released by either of the parties hereto in respect of the transactions contemplated hereby or the Transaction Documents without any violation of the terms of this Agreement, such disclosure shall be subject to the prior consent of the other party (unless it is required to be in such form under Applicable Law), which shall not be unreasonably withheld, conditioned, or delayed.

(b) Without limiting the foregoing, in recognition of the importance to the Company and Amazon of taking appropriate steps to maintain the confidentiality of agreements between the parties from the parties’ customers, competitors, and suppliers, in the event that the

Company is requested by the Commission, the Principal Trading Market, or any other regulatory body or stock exchange (the Commission, the Principal Trading Market, and each such other regulatory body or stock exchange, a “Disclosure Agency”), or legally required to file or otherwise submit any agreement to which Amazon is a party (each a “Disclosable Agreement”), or any excerpt from, summary of, or information relating to any Disclosable Agreement with or to a Disclosure Agency, the filing or submission of which involves or could result in public disclosure of such Disclosable Agreement or excerpt therefrom, summary thereof, or information relating thereto, the Company will (1) promptly notify Amazon of such request or requirement to file or otherwise submit the Disclosable Agreement or any excerpt therefrom, summary thereof, or information relating thereto and any applicable deadline for making such filing or submission, (2) use reasonable efforts to persuade the Disclosure Agency that the Company is not required to file or otherwise submit the Disclosable Agreement pursuant to Applicable Laws, and, to the extent such efforts are not successful, (3) provide Amazon with a reasonable opportunity to request (i) a redaction of any information in the Disclosable Agreement or excerpt therefrom, summary thereof, or information relating thereto (in addition to any redactions proposed by the Company) prior to filing or submitting such Disclosable Agreement, excerpt therefrom, summary thereof, or information relating thereto, and (ii) if requested or required by the Disclosure Agency, the submission of one or more confidential treatment requests in support of such redactions with such arguments as requested by Amazon, including in response to any comments or requests for information issued by the applicable Disclosure Agency, to which, in each case, the Company shall agree absent a reasonable basis for objection (and shall provide Amazon prompt notice of any such objection and the basis therefor and a reasonable opportunity to consider and discuss such objection with the Company), (4) provide Amazon (i) with copies of any comments and all other communications received from the applicable Disclosure Agency with respect to the Disclosable Agreement or confidential treatment thereof (including a reasonable summary of any oral communications or other comments received other than in writing) as promptly as reasonably practicable and (ii) with the Company’s proposed response to such comments at least three Business Days before such response is submitted to the applicable Disclosure Agency, and (5) provide Amazon with a reasonable opportunity to propose revisions within such time period to such proposed response as requested by Amazon, and which revisions the Company shall make absent a reasonable basis for objection (and shall provide Amazon prompt notice of any such objection and the basis therefor and a reasonable opportunity to consider and discuss such objection with the Company), and as applicable, use its commercially reasonable efforts in responding to any such comments in order to pursue assurance that confidential treatment will be granted. The Company will not file this Agreement, any Disclosable Agreement, any excerpt therefrom, summary or portion thereof, or information relating thereto with any Governmental Entity or regulatory body, including any Disclosure Agency, or disclose any other confidential and/or commercially sensitive information in any manner, except to the extent (i) permitted above, or (ii) the Company determines in good faith based on the advice of counsel (which may include in-house legal counsel) that making such filing or submission without adhering to the requirements set forth above is necessary to comply with Applicable Law. Notwithstanding anything in Section 8.1 of this Agreement to the contrary, the provisions of this Section 3.2(b) will survive for so long as any Commercial Arrangements remain in effect.

3.3 Expenses. Unless otherwise provided in any Transaction Document, each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under the Transaction Documents, including fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

3.4 Board Observer.

(a) The Company agrees that, from and after any such time as the number of shares of Common Stock (including exercised Warrant Shares) held by NV Holdings, Amazon, and any of their respective subsidiaries, equal at least 2,570,567 shares of Common Stock (the “Observer Threshold”), Amazon shall have the right, but not the obligation, to designate an employee of Amazon or any of its subsidiaries (any such individual, the “Amazon Observer”) to attend all meetings of the Board (whether in person, electronically or telephonically at the Amazon Observer’s option) in a non-voting, observer capacity, which Amazon Observer shall be approved by the Board if such Amazon Observer is not a member of Amazon’s corporate development team or Amazon Air business unit with experience in aspects of Amazon’s air cargo transportation or related services (such approval not to be unreasonably withheld, conditioned, or delayed). In this respect, the Company shall provide to the Amazon Observer notice of such meetings and, subject to Section 5.1(c), a copy of the meeting materials at the same time as provided to the members of the Board in their capacity as such. The Company acknowledges and agrees that the Amazon Observer will not owe any fiduciary duties or any other similar obligations or duties, including in law or equity, to the Company, its subsidiaries, or its shareholders and may act at all times in the best interests of NV Holdings, Amazon, and any of their respective Affiliates.

(b) Notwithstanding the above, the Amazon Observer shall not be entitled to attend and otherwise participate in, and shall, to the extent applicable, waive notice of and recuse themselves from, such meetings or portions thereof and shall not be entitled to receive any information, in each case (i) to the extent relating to Amazon, this Agreement, any other Transaction Documents or the transactions contemplated hereby or thereby or any dispute related thereto or between Amazon or any of its subsidiaries on the one hand and the Company and any of its subsidiaries on the other hand, (ii) to the extent such information involves company pricing data or competitively sensitive information regarding specific arrangements or transactions with the Company’s customers, vendors or partners, (iii) if the Company believes based on the good faith advice of counsel (which may include in-house legal counsel) that providing such information would violate Applicable Law (in which case the Company shall notify Amazon of such belief and the Company and Amazon shall consult and cooperate in good faith in determining whether the Company is legally prohibited from providing such information to the Amazon Observer), or (iv) where the Company determines based upon good faith advice of counsel (which may include in-house legal counsel) that providing such information (A) would reasonably be expected to jeopardize an attorney-client privilege or cause a loss of attorney work product protection or (B) would violate a contractual confidentiality obligation to any third party; provided, that, with respect to clauses (ii) through (iv), the Company uses commercially reasonable efforts and cooperates in good faith with the Amazon Observer to provide the Amazon Observer with the intended benefits of this Section 3.4. Any Confidential Information provided to the Amazon Observer shall be subject to, and considered “Confidential Information” under, the Confidentiality Agreement and Amazon will cause the Amazon Observer to comply with the Confidentiality Agreement for the term of such agreement. In the event of the expiration of the Confidentiality Agreement prior to the termination of this Agreement, Amazon shall enter into a confidentiality agreement on substantially the same terms as the Confidentiality Agreement with the Company. Amazon shall be responsible for any breach of the Confidentiality Agreement by the Amazon Observer.

(c) Promptly upon the occurrence of (i) NV Holdings, Amazon, and any of their respective subsidiaries holding Warrant Shares and vested Warrant Shares subject to exercise pursuant to the Warrant less than the Observer Threshold or (ii) the termination of the Commercial Arrangements, all obligations of the Company with respect to, and all rights of, Amazon and the Amazon Observer pursuant to this Section 3.4 shall terminate and, unless otherwise consented to by a majority of the members of the Board, Amazon shall cause the Amazon Observer to cease attending meetings of the Board.

3.5 Tax Treatment. Amazon and the Company agree to treat the Warrant Issuance (i) as a closed, taxable transaction occurring on the date of the Warrant Issuance, rather than as an open transaction, for U.S. federal, state, and local tax purposes, and (ii) not as a transaction in connection with the performance of services within the meaning of Section 83 of the Code. Amazon shall control the valuation of the Warrant for all relevant U.S. federal, state, and local tax purposes and shall engage a nationally recognized valuation firm to prepare such valuation within a reasonable amount of time following the date hereof. Neither Amazon nor the Company shall take any position for tax purposes that is inconsistent with the foregoing, unless required by a determination (within the meaning of Section 1313(a) of the Code).

3.6 Shareholder Approval.

(a) At the first annual meeting (together with any subsequent annual meetings at which the Requisite Shareholder Approval is sought, the “Company Shareholder Meeting”) of the shareholders of the Company (the “Company Shareholders”) following the date hereof, the Company shall submit the issuance of any Warrant Shares in excess of the Warrant Shares Cap to the Company Shareholders for a vote pursuant to the applicable rules of the NASDAQ Stock Market, including but not limited to, NASDAQ Rule 5635(b) and 5635(d) (the “Requisite Shareholder Approval”). The Company may postpone or adjourn the Company Shareholder Meeting from time to time for up to 30 days in the aggregate. After such period, the Company Shareholder Meeting may only be postponed or adjourned in accordance with the Company’s certificate of incorporation, bylaws or as otherwise required by Applicable Law if the Company determines that in good faith (after reasonable consultation with Amazon) (w) it is probable that the proposals regarding the Requisite Shareholder Approval will not be obtained, (x) there is an insufficient number of shares of the Company’s capital stock present or represented by a proxy at the Company Shareholder Meeting to conduct business at the Company Shareholder Meeting, (y) the Company is required to postpone or adjourn the Company Shareholder Meeting by Applicable Law or a request from the Commission or its staff, or (z) it is necessary or appropriate to postpone or adjourn the Company Shareholder Meeting in order to give the Company Shareholders sufficient time to evaluate any supplemental information or disclosure that the Company has sent or otherwise made available to them; provided, however, the date of the Company Shareholder Meeting may not be postponed or adjourned more than an aggregate of an additional 15 days in connection with any postponement or adjournment. If, despite the Company’s commercially reasonable efforts as provided in Section 3.6(b), the Requisite Shareholder Approval is not obtained at the Company Shareholder Meeting, the Company shall, at Amazon’s written request prior to the filing of the proxy statement for the next annual meeting of the shareholders of the Company, seek to obtain such Requisite Shareholder Approval at the next annual meeting of the shareholders of the Company. Amazon may request, as set forth above, that the Company attempt to obtain the Requisite Shareholder Approval until the Expiration Time.

(b) The Company shall use its commercially reasonable efforts to obtain the Requisite Shareholder Approval. Without limiting the foregoing, the Board shall, subject to Section 3.6(c): (w) recommend that the Company Shareholders vote in favor of the Requisite Shareholder Approval (the “Company Board Recommendation”), (x) use commercially reasonable efforts to solicit proxies in favor of the Requisite Shareholder Approval in accordance with this Section 3.6(b), (y) use commercially reasonable efforts to obtain commitments from each of the directors and executive officers of the Company to vote in favor of the Requisite Shareholder Approval, and (z) include a statement in the proxy statement to the effect that the Board recommends that the Company Shareholders vote in favor of the Requisite Shareholder Approval. The Company shall engage an appropriate proxy solicitor to perform customary and reasonable solicitation efforts, solely at the Company’s expense, in order to obtain the Requisite Shareholder Approval.

(c) Amazon shall have the right, at its option, to require the Company to negotiate in good faith with Amazon to amend the terms of the Warrant and the other Transaction Documents in order to ensure that Amazon obtains all of the benefits intended to be conferred in connection with this Agreement and the transactions contemplated hereby, if the Board in good faith determines (based on the advice of outside legal counsel) that the following actions were necessary for the Board’s fiduciary duties under Applicable Law, and took any of such following actions: (i) failing to make the Company Board Recommendation, (ii) withdrawing, changing, or qualifying in any manner adverse to Amazon, the Company Board Recommendation or (iii) failing to include the Company Board Recommendation in the proxy statement when disseminated to the Company Shareholders; provided, however, for the avoidance of doubt, this Section 3.6(c) shall not apply if the Company Board Recommendation has been made and remains in effect and the Company complies with this Agreement but fails to obtain the Requisite Shareholder Approval.

(d) In connection with the Company Shareholder Meeting, the Company shall promptly prepare (and Amazon shall reasonably cooperate with the Company to prepare) and file with the Commission a preliminary proxy statement, shall use its commercially reasonable efforts to respond to any comments of the Commission or its staff and to cause a definitive proxy statement related to such meeting to be mailed to the Company Shareholders as promptly as practicable after clearance thereof by the Commission. The Company shall notify Amazon promptly (and in any event, within two Business Days) of the receipt of any comments from the Commission or its staff with respect to the proxy statement and of any request by the Commission or its staff for amendments or supplements to such proxy statement or for additional information and shall supply Amazon with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the Commission or its staff, on the other hand, with respect to such proxy statement. If at any time prior to the Company Shareholder Meeting there shall occur any event or the Company becomes aware of any information that is required by Applicable Law to be set forth in an amendment or supplement to the proxy statement, the

Company shall as promptly as reasonably practicable prepare and make available to the Company Shareholders such an amendment or supplement. To the extent that any information in the proxy statement shall have become false or misleading in any material respect, the Company shall as promptly as reasonably practicable prepare and furnish to the Company Shareholders an amendment or supplement to correct such information to the extent required by Applicable Laws. The Company shall consult with Amazon prior to filing any proxy statement, or any amendment or supplement thereto, or responding to any comments from the Commission or its staff with respect thereto, and provide Amazon with no less than two full Business Days to comment thereon, and consider in good faith any comments proposed by Amazon.

(e) The Company shall take reasonable measures to ensure that all proxies solicited in connection with the Company Shareholder Meeting are solicited in compliance with Applicable Law. The Company shall regularly provide updates to Amazon on voting totals with respect to the Requisite Shareholder Approval.

(f) Amazon shall furnish the Company all information reasonably requested by the Company concerning itself, its Affiliates, directors, officers, shareholders and such other matters as may be reasonably necessary or advisable in connection with the proxy statement in connection with the Company Shareholder Meeting.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Acquisition for Investment. Amazon (for itself and on behalf of the NV Holdings) acknowledges that the issuance of the Warrant and the Warrant Shares has not been registered under the Securities Act or under any state securities laws. Amazon (for itself and on behalf of the NV Holdings) (i) acknowledges that it is acquiring the Warrant and the Warrant Shares pursuant to an exemption from registration under the Securities Act solely for its own account for investment with no present intention to distribute them to any person in violation of the Securities Act or any other applicable state securities laws, (ii) agrees that it shall not (and shall not permit its subsidiaries to) sell or otherwise dispose of the Warrant or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable state securities laws and the terms of this Agreement and the Warrant, (iii) acknowledges that it has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Warrant Issuance and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of consummating the Warrant Issuance, (iv) acknowledges that it is able to bear the economic risk of the Warrant Issuance and is able to afford a complete loss of such investment, and (v) acknowledges that it is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act).

4.2 Legend. Amazon (for itself and on behalf of the NV Holdings) agrees that all book-entries or other instruments representing the Warrant and the Warrant Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend substantially to the following effect, if applicable:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A TRANSACTION AGREEMENT, DATED AS OF OCTOBER 20, 2022, BY AND BETWEEN THE ISSUER OF THESE SECURITIES AND AMAZON.COM, INC., A DELAWARE CORPORATION, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”

Following (a) at Amazon’s request, the Company obtaining at its own cost an opinion of counsel from a nationally recognized law firm, or (b) Amazon presenting the Company at Amazon’s own cost with an opinion of counsel from a nationally recognized law firm reasonably satisfactory, in form and substance, to the Company, in each case for (a) or (b) that the Warrant Shares are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall, at Amazon’s option, either (i) promptly issue a book entry representing such Warrant Shares which shall not contain such portion of the above legend that is no longer applicable, or (ii) at the Company’s sole expense, including that of its transfer agent and for same day processing, if applicable, promptly instruct its transfer agent to use The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program to credit such aggregate number of Warrant Shares to which the holder of the Warrant Shares is entitled pursuant to such exercise to such holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian (“DWAC”) system; provided that the holder of such Warrant Shares surrenders to the Company the previously issued book entries or other instruments. Notwithstanding the foregoing, once any Warrant Shares are registered under the Securities Act, and in the absence of any applicable prospectus delivery requirements, the Company shall promptly cooperate with Amazon, at the Company’s sole expense, including that of its transfer agent and for same day processing, if applicable, to have such Warrant Shares deposited via DWAC with such holder’s or its designee’s balance account with DTC.

4.3 Anti-Takeover Provisions. Subject to Amazon’s compliance with Section 4.6, the Company shall not take any action that would prevent Amazon from exercising any of its rights under this Agreement or any of the other Transaction Documents, or any of the transactions contemplated hereby or thereby (a “Burdensome Action”), including by causing this Agreement or any of the other Transaction Documents, or any of the transactions contemplated hereby or thereby, to be subject to any requirements imposed by any Anti-Takeover Provisions or subject in any manner to any “poison pill” or similar shareholder rights plan, in each case the result of which would be to cause a Burdensome Action to occur, and shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by the Transaction Documents from any applicable Anti-Takeover Provisions, as now or hereafter in effect.

4.4 Transfers.

(a) NV Holdings shall only be permitted to Transfer (x) the Warrant Shares, in each case so long as such Transfer is in accordance with Applicable Law (including with respect to U.S. citizenship of air carriers) and the provisions of the Company’s certificate of incorporation and bylaws to any Person who is not a Prohibited Transferee and (y) the Warrant so long as such Transfer is in accordance with Applicable Law (including with respect to U.S. citizenship of air carriers) and the provisions of the Company’s certificate of incorporation and bylaws, as follows (the “Permitted Warrant Transfers”):

(i) a Transfer of the Warrant to Amazon or a wholly owned U.S. domiciled subsidiary of Amazon;

(ii) a Transfer of the Warrant in connection with an Acquisition Transaction approved by the Board (including if the Board (A) recommends that its shareholders tender in response to a tender or exchange offer that, if consummated, would constitute an Acquisition Transaction, or (B) does not recommend that its shareholders reject any such tender or exchange offer within the ten-Business Day period specified in Rule 14e-2(a) under the Exchange Act);

(iii) a Transfer of the Warrant to the extent required under Applicable Law; or

(iv) a Transfer of the Warrant with the prior written consent of the Company;

in each case, to the extent it has not already done so, such Transferee will execute a joinder to this Agreement, in which such Transferee agrees to be subject to all covenants and agreements of Amazon under this Agreement and make all the representations and warranties and/or acknowledgements set forth in Section 2.3 (although the representation and warranty in Section 2.3(a) shall be made with respect to the applicable jurisdiction of incorporation and to the extent the concept is applicable in that jurisdiction) and Section 4.1.

(b) Any Transfer or attempted Transfer of the Warrant in violation of this Section 4.4 shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register or other books and records of the Company.

(c) Notwithstanding anything to the contrary contained herein:

(i) the Company acknowledges and agrees that once a Transferee of a Permitted Warrant Transfer executes and delivers a joinder to this Agreement, such Transferee shall be bound and have the benefit of such provisions of this Agreement set forth in such joinder as if the Transferee were named in this Agreement as a “party” to this Agreement. In such an event, the Company will execute and deliver a counterpart signature to such joinder agreement; and

(ii) if any Transferee has neither (A) entered into or is bound by a mutual nondisclosure agreement enforceable directly by the Company on terms that are substantially similar as the Confidentiality Agreement nor (B) agreed to be bound by the terms of the Confidentiality Agreement to the same extent as if the Transferee were a party thereto, the Company shall not, notwithstanding any provision of any Transaction Document to the contrary, be required to disclose any Confidential Information to such Transferee unless and until such agreement has been entered into by such Transferee.

4.5 Reports under Exchange Act.

(a) With a view to making available to Amazon the benefits of Rule 144 under the Securities Act and any other Applicable Law of the Commission that may at any time permit Amazon to sell Equity Securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(i) use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date hereof;

(ii) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii) furnish to Amazon, so long as Amazon or its Affiliates own any Registrable Securities, upon request (x) a written statement by the Company that it has complied with the reporting requirements of Rule 144(c) under the Securities Act, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), and (y) such other information as may be reasonably requested in availing Amazon or its Affiliates of any rule or regulation of the Commission that permits the selling of any such securities without registration or pursuant to such form.

4.6 Standstill Provisions.

(a) Amazon agrees that from the date of this Agreement until an Amazon Standstill Termination Event (such period, the “Standstill Period”), without the prior written approval of the Board, Amazon shall not, directly or indirectly, and shall cause its subsidiaries not to:

(i) acquire, agree to acquire, propose, or offer to acquire, by purchase or otherwise, Equity Securities, Derivative Instruments, or debt securities of the Company or any of its subsidiaries, other than:

(A) Warrant Shares acquired by NV Holdings in accordance with the Transaction Documents;

(B) as a result of any stock split, stock dividend, or distribution, other subdivision, reorganization, reclassification, or similar capital transaction involving Equity Securities of the Company; or

(C) a Transfer of the Warrant to Amazon or a wholly owned subsidiary of Amazon;

(ii) deposit any Voting Securities in a voting trust or similar contract or agreement, or subject any Voting Securities to any voting agreement, pooling arrangement, or similar arrangement, or grant any proxy with respect to any Voting Securities (in each case, other than to the Company or a Person specified by the Company in a proxy card (paper or electronic) provided to shareholders of the Company by or on behalf of the Company);

(iii) make any public announcement with respect to, enter, agree to enter into, propose, or offer to enter into any merger, business combination, recapitalization, restructuring, change in control transaction, or other similar extraordinary transaction involving the Equity Securities of the Company or any of its subsidiaries or purchase a material portion of the assets, properties, or Equity Securities of the Company or any of its subsidiaries, other than acquisitions of Equity Securities as follows:

(A) Warrant Shares acquired by NV Holdings in accordance with the Transaction Documents;

(B) as a result of any stock split, stock dividend, distribution, other subdivision, reorganization, reclassification, or similar capital transaction involving Equity Securities of the Company;

(C) a Transfer of the Warrant to Amazon or a wholly owned subsidiary of Amazon; or

(D) Equity Securities of the Company representing beneficial ownership of less than five percent of the outstanding shares of Common Stock held by a Person that is acquired by Amazon or its subsidiaries; provided that (i) such Equity Securities of the Company were acquired by such acquired Person prior to it entering into an agreement with Amazon to be acquired and not in contemplation of, or in connection with, Amazon’s acquisition of such Person, (ii) Amazon agrees to dispose of those Equity Securities, and (iii) Amazon reasonably cooperates with the Company to establish a reasonable time table and other reasonable parameters to minimize the impact of such disposition on the trading market for the Common Stock; provided that in connection with such disposition, Amazon shall not be required to take any action that would be likely to adversely affect the value of the Equity Securities.

(iv) initiate or participate in any “solicitation” of “proxies” (as such terms are defined in Rule 14a-1 of Regulation 14A promulgated under the Exchange Act, it being understood that Rule 14a-1(l)(2)(iv) and Rule 14a-2(b) will not be available to Amazon and its subsidiaries with respect to the Company during the Standstill Period) to vote any

Equity Securities of the Company (it being agreed that voting shares in favor of a matter subject to a proxy solicitation shall not be deemed to constitute “participation” as used in this Agreement);

(v) (A) nominate or propose the nomination of, or recommend the nomination of, or encourage any Person to nominate or propose the nomination of or recommend the nomination of, any candidate to the Board; or (B) seek, or encourage any Person to seek or support any Person in seeking, the removal of any member of the Board, provided that each of (A) or (B) shall exclude any such action that is not (x) made in public or (y) required to be publicly disclosed;

(vi) (A) call or seek, or encourage any Person to call or seek or support any Person in calling or seeking, a special meeting of shareholders of Company; (B) act or seek to act, or encourage any Person to act or seek to act or support any Person in acting or seeking to act, by written consent of shareholders; or (C) seek, or encourage any Person to seek or support any Person in seeking, to include any item of business on the agenda of any meeting of the shareholders of the Company, provided that each of (A), (B), and (C) shall exclude any such action that is not (x) made in public or (y) required to be publicly disclosed;

(vii) take any action that would reasonably be expected to require the Company to make a public announcement regarding any of the events described in this Section 4.6(a) (excluding Sections 4.6(a)(v) and 4.6(vi));

(viii) advise or knowingly assist or knowingly encourage or enter into any discussions, negotiations, agreements, or arrangements with any other Persons in connection with any of the events described in this Section 4.6(a) (excluding Sections 4.6(a)(v) and 4.6(a)(vi));

(ix) form, join, or in any way participate in a Group (other than with its subsidiary that is bound by the restrictions of this Section 4.6(a) or a Group that consists solely of Amazon and/or any of its subsidiaries) with respect to any Voting Securities or otherwise in connection with any of the foregoing; or

(x) publicly disclose any intention, plan, or proposal with respect to any of the foregoing.

For the avoidance of doubt, this Section 4.6 shall not prohibit Amazon from exercising any rights or taking any action under the Commercial Arrangement. Amazon shall not be deemed in breach of this Section 4.6 if Amazon or any of its subsidiaries acquires Equity Securities, Derivative Instruments, or debt securities of the Company in an amount representing less than two percent of such outstanding Equity Securities, Derivative Instruments, or debt securities and promptly sells or otherwise disposes of such Equity Securities, Derivative Instruments, or debt securities. In addition, Amazon shall not, directly or indirectly, and shall not permit any of its subsidiaries, directly or indirectly, to contest the validity of this Section 4.6 or, subject to Section 4.6(b), seek a waiver, amendment, or release of any provisions of this Section 4.6 (including this sentence) (whether by legal action or otherwise).

(b) Notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, including Section 4.6(a) hereof, Amazon shall not be prohibited or restricted from making and submitting to the Company and/or the Board any Acquisition Proposal that is not intended to, and would not reasonably be expected to, require the Company to disclose such proposal, or any confidential request for the Company and/or the Board to waive, amend, or provide a release of any provision of this Section 4.6 (whether or not in connection with such Acquisition Proposal); provided that any such Acquisition Proposal and/or confidential request shall by its terms terminate if it is publicly disclosed or announced by Amazon (except in the event that such public disclosure is required by Applicable Law) without the prior approval of the Board. If the Company (through the Board or otherwise) shall have commenced a process to solicit Acquisition Proposals from third parties, then the Company will promptly notify Amazon of such determination (it being understood that any information provided to Amazon in connection with such notice, including, without limitation, the fact that the Company has provided such notice to Amazon, shall be kept confidential by Amazon, except to the extent information is permitted to be disclosed or used by Section 5.1(c)).

(c) Notwithstanding anything to the contrary herein, the provisions of this Section 4.6 shall become void and of no further force and effect (i) upon the public announcement by the Company that it has entered into a definitive agreement with a single Person or single Group other than Amazon or any of its subsidiaries for a transaction involving an Acquisition Transaction or (ii) if any single Person or single Group other than Amazon or any of its subsidiaries commences a tender or exchange offer, which, if consummated, would constitute an Acquisition Transaction; provided, however, that with respect to clauses (i) and (ii) of this sentence, Amazon shall not have materially breached any of the provisions of this Section 4.6.

(d) An “Amazon Standstill Termination Event” shall be deemed to occur if, as of the end of any Business Day following the date of this Agreement, Amazon and its subsidiaries Beneficially Own shares of Common Stock collectively representing less than five percent of the outstanding shares of Common Stock; provided that, for the avoidance of doubt, such calculation of Beneficially Own shall be made inclusive of all Warrant Shares subject to issuance pursuant to the Warrant (whether or not the Warrant, or portion there, is then exercisable, but taking into account any Warrant Shares previously Transferred) and without regard for the Beneficial Ownership Limitation; provided, however, that if the Beneficial Ownership of Amazon and its subsidiaries collectively represents at least five percent of the outstanding shares of Common Stock at any time within one year following such occurrence, then the provisions of this Section 4.6 shall immediately again become applicable to Amazon.

4.7 Right of Notice. If at any time the Company proposes to enter into a definitive agreement (or any agreement providing for exclusive negotiation thereof) with any single Person or single Group (excluding Amazon or any of its subsidiaries) for the purpose of consummating an Acquisition Transaction, the Company shall promptly, and in any event no later than ten days prior to entering into such agreement, provide written notice to Amazon, which notice shall (i) be subject to the terms of the Confidentiality Agreement and (ii) contain a summary of the material terms of such proposed Acquisition Transaction, including the purchase price and form of consideration but not the identify the acquiror. The Company shall not be required to provide (a) the notice set forth in this Section 4.7 if at any time in the prior 90 days the Company has sent a notice to Amazon in connection with a customary market check, which notice shall (I) be subject to the terms of the Confidentiality Agreement and (II) contain the information set forth in clause (ii) above to the extent available at such time, and (b) additional notices with respect to a proposed Acquisition Transaction in the event of an amendment to the price or terms of such proposed Acquisition Transaction or entry into another definitive agreement with respect to such proposed Acquisition Transaction. Promptly upon the termination of the Commercial Arrangements, all obligations of the Company with respect to, and all rights of, Amazon pursuant to this Section 4.7 shall terminate.

4.8 Management Meetings. Unless otherwise agreed in writing by Amazon, the Company’s senior management shall meet at least one time per fiscal quarter with Amazon’s senior management to review and discuss the Commercial Arrangements. Promptly upon the termination of the Commercial Arrangements, all obligations of the Company with respect to, and all rights of, Amazon pursuant to this Section 4.8 shall terminate.

ARTICLE V

INFORMATION

5.1 Information Rights.

(a) During the term of this Agreement, the Company shall prepare and provide, or cause to be prepared and provided, to Amazon:

(i) if the Company is a Reporting Company, then within the time periods applicable to the Company under Sections 13(a) or 15(d) of the Exchange Act (the “Reporting Company Filing Dates”), all interim and annual financial statements required to be contained in a filing with the Commission on Forms 10-K and 10-Q, provided that the requirements of this clause shall be deemed satisfied to the extent such information is publicly filed on EDGAR on or by the applicable Reporting Company Filing Date; and

(ii) if the Company is not a Reporting Company at any time, the information set forth on Schedule 5.1(a) within the respective time periods set forth therein.

(b) During the term of this Agreement, the Company shall consider and respond promptly and in good faith to reasonable requests for information for the purpose of Amazon satisfying its financial reporting and accounting requirements regarding the Company and its subsidiaries. Without limiting the generality of the foregoing, the Company and its subsidiaries shall not be required to provide any such information if (i) the Company determines that such information is competitively sensitive or material non-public information regarding arrangements or transactions with the Company’s customers, vendors, partners or otherwise, (ii) the Company determines in good faith that providing such information would adversely affect the Company (taking into account the nature of the request and the facts and circumstances at such time) other than to a de minimis extent, or (iii) providing such information (A) would reasonably be expected to jeopardize an attorney-client privilege or cause a loss of attorney work product protection, (B) would violate a confidentiality obligation to any person in effect on the date of this Agreement, or (C) would, based on the good faith advice of the Company’s legal counsel (which may include in-house legal counsel), violate any Applicable Law; provided, that, with respect to clauses (i)-(iii), the Company uses reasonable efforts, and cooperates in good faith with Amazon, to develop and implement reasonable alternative arrangements to provide Amazon (and its Representatives) with the intended benefits of this Section 5.1.

(c) In furtherance of and not in limitation of any other similar agreement Amazon or any of its Representatives may have with the Company or its subsidiaries, Amazon hereby agrees that all Confidential Information in its possession obtained solely pursuant to this Section 5.1 and Section 3.4 with respect to the Company shall be kept confidential by it and shall not be disclosed or used by it in any manner whatsoever, except as permitted by this Section 5.1(c). For the avoidance of doubt, any confidential information received by either party in connection with any of the Commercial Arrangements shall be governed by the terms of any applicable agreement related to such Commercial Arrangements. Any Confidential Information may be disclosed:

(i) by Amazon (x) to any of its Affiliates or (y) to its or its Affiliate’s Representatives, in each case, solely if and to the extent any such Person needs to be provided such Confidential Information to assist Amazon or its Affiliates in evaluating or reviewing its existing investment, or with respect to the exercise of the Warrant, its prospective investment in the Company, including in connection with the disposition thereof or voting shares of Common Stock. Each Representative shall be deemed to be bound by the provisions of this Section 5.1(c) and Amazon shall be responsible for any breach of this Section 5.1(c) (or such other agreement or obligation, as applicable) by any of its Representatives;

(ii) by Amazon or any of its Representatives to the extent the Company consents in writing;

(iii) by Amazon or any of its Representatives to a potential Transferee (so long as such Transfer is permitted hereunder); provided, that such Transferee agrees to be bound by the provisions of this Section 5.1(c) (or a confidentiality agreement having restrictions substantially similar to this Section 5.1(c)); or

(iv) by Amazon or any of its Representatives to the extent that Amazon or such Representative has been advised by its counsel that such disclosure is required to be made by it under Applicable Law or by a Governmental Entity; provided, that prior to making such disclosure, such Person uses commercially reasonable efforts to preserve the confidentiality of the Confidential Information to the extent permitted by Applicable Law, including, to the extent practicable and permitted by Applicable Law, consulting with the Company regarding such disclosure, and if reasonably requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to prevent the requested disclosure; provided, further, that Amazon or such Representative, as the case may be, uses commercially reasonable efforts to disclose only that portion of the Confidential Information as is requested by the applicable Governmental Entity or as is, based on the advice of its counsel, legally required or compelled; and provided, further, that the parties hereto expressly agree that notwithstanding anything in the Confidentiality Agreement or any other confidentiality agreement between or among the Company, Amazon, or any of their respective subsidiaries or Representatives to the contrary, any Confidential Information that is permitted to be disclosed in any manner pursuant to this Agreement can be so disclosed.

5.2	Tax Reporting Requirements.

(a) The Company will provide Amazon with any information reasonably requested by Amazon that is in the Company’s possession or that can be provided with the use of reasonable efforts to allow Amazon to comply with Applicable Law related to taxes or to avail itself of any provision of Applicable Law related to taxes. The Company shall reasonably cooperate (at no out-of-pocket cost to the Company) in preparing for any audit of, or dispute with a tax authority regarding any tax return of, Amazon or any of its Affiliates relating to the Company or any of its Affiliates.

(b) The Company shall maintain its status as a domestic corporation for U.S. federal income tax purposes.

(c) In connection with the preparation of its U.S. federal income tax return, the Company will ask its tax return preparer or shall make due inquiry with a Tax Advisor selected by it regarding the Company’s obligation to comply with the reporting requirements under Sections 6038, 6038B, and 6046 of the Code, and the Company shall comply with any such applicable requirements. To the extent that Amazon is subject to the same reporting requirements, the Company shall file on Amazon’s behalf if permitted by applicable law. The Company shall also provide Amazon with any such filings under such sections for Amazon’s review 45 days prior to the due date for filing (including extensions). To the extent that the Company does not have a filing requirement under such sections, the Company shall provide such information to Amazon as may be necessary to fulfill Amazon’s obligations thereunder as a result of the Warrant Issuance or the acquisition of Warrant Shares hereunder.

5.3 Survival. Notwithstanding anything in this Agreement, this Article V shall survive termination of this Agreement pursuant to Section 8.1 and will continue until the date that the Beneficial Ownership of Amazon, in the aggregate, of shares of Common Stock is less than one percent on a Fully Diluted Basis; provided, that Section 5.2 shall survive with respect to the taxable year in which such date occurs.

ARTICLE VI

REGISTRATION

6.1 Shelf Registration Statement.

(a) Subject to the terms and conditions hereof, the Company shall file as soon as reasonably practicable after the date hereof, but in no event later than 30 days after such date, and use commercially reasonable efforts to cause to be declared effective by the Commission as soon as reasonably practicable after such filing date, a registration statement on Form S-3 or, if such form is not available to the Company, Form S-1, providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of all of the Registrable Securities (the “Shelf Registration Statement”). To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), the Company shall file the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto, but shall register the number of Registrable Securities and pay the registration fee for all Registrable Securities to be registered pursuant to such automatic shelf registration statement at the time of filing of the automatic shelf registration statement and shall not elect to pay any portion of the registration fee on a deferred basis.

(b) The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for the maximum period permitted by the SEC rules, and shall replace such Shelf Registration Statement at or before expiration with a successor Shelf Registration Statement, until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement. In furtherance thereof, the Company shall be liable for and promptly indemnify Amazon for all Losses incurred by Amazon or its Affiliates that arise out of or relate to the Shelf Registration Statement not being continuously effective because of the unavailability of audited or other required financial statements of the Company or any other Person.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the Holders, to require such Holders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. In the event of a Blackout Period, the Company shall deliver to the Holders a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Company, the conditions described in the definition of Blackout Period are met. Such certificate shall contain an approximation of the anticipated delay. Upon such notice by the Company, each of the Holders covenants that it shall, subject to Applicable Law, keep the fact of any such notice strictly confidential and promptly halt any offer, sale, trading, or other Transfer by it or any of its Affiliates of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination, or distribution of the Shelf Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed in writing by the Company, will deliver to the Company any copies then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.

(d) After the expiration of any Blackout Period and without any further request from a Holder of Registrable Securities, the Company, to the extent necessary, shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) At any time that a Shelf Registration Statement is effective, if any Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included on the Shelf Registration Statement (a “Shelf Offering”), then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering. Notwithstanding any other provision of this Agreement, no other holders of securities of the Company shall be entitled to receive any notice of or have its securities included in any such Shelf Offering, including any block sale off of the Shelf Registration Statement.

(f) Any time that a Shelf Offering involves a marketed underwritten Shelf Offering, the Company shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the applicable Holder (such acceptance not to be unreasonably withheld, conditioned, or delayed).

6.2 Piggyback Registrations.

(a) Subject to the terms and conditions hereof, whenever the Company proposes to register any Common Stock under the Securities Act in an Underwritten Offering (a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give all Holders of Registrable Securities (each, a “Holder” and collectively, the “Holders”) prompt written notice thereof (but not less than ten Business Days prior to the filing by the Company with the Commission of any registration statement with respect thereto); provided that, Piggyback Registrations shall not include (i) any “at the market” offering as defined in Rule 415(a)(4) of the Securities Act, or (ii) any Underwritten Offering priced by 11:59 p.m. Hawaiian Time on the first full Business Day following the day of the announcement of such offering. Such notice (a “Piggyback Notice”) shall specify the number of shares of Common Stock (or other securities, as applicable) proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed managing underwriter(s), and a good faith estimate by the Company of the proposed minimum offering price of such shares of Common Stock (or other securities, as applicable), in each case to the extent then known. Subject to Section 6.2(b), the Company shall include in each such Piggyback Registration all Registrable Securities held by Holders (a “Piggyback Seller”) with respect to which the Company has received written requests (which written requests shall specify the number of Registrable Securities requested to be disposed of by such Piggyback Seller) for inclusion therein within ten days after such Piggyback Notice is received by such Piggyback Seller.

(b) In connection with a Piggyback Registration that involves an Underwritten Offering, if the lead managing underwriter(s) advise(s) the Company that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by (w) the Company, (x) other Persons who have sought to have shares of Common Stock registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called

“piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (y) the Piggyback Sellers, and (z) any other proposed sellers of shares of Common Stock (such Persons being “Other Proposed Sellers”), as the case may be, would materially and adversely affect the success thereof, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company is so advised by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(i) if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of shares of Common Stock (or other securities, as applicable) to be sold by the Company as the Company, in its reasonable judgment, shall have determined, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Common Stock sought to be registered by Other Demanding Sellers, pro rata on the basis of the number of shares of Common Stock proposed to be sold by such Other Demanding Sellers, and (D) fourth, other shares of Common Stock proposed to be sold by any Other Proposed Sellers; or

(ii) if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of shares of Common Stock (or other securities, as applicable) sought to be registered by each Other Demanding Seller pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Common Stock to be sold by the Company, and (D) fourth, other shares of Common Stock proposed to be sold by any Other Proposed Sellers.

(c) For clarity, in connection with any Underwritten Offering under this Section 6.2 for the Company’s account, the Company shall not be required to include the Registrable Securities of a Piggyback Seller in the Underwritten Offering unless such Piggyback Seller accepts the terms of the underwriting as agreed upon between the Company and the lead managing underwriter(s), which shall be selected by the Company.

(d) If, at any time after giving written notice of its intention to register any shares of Common Stock (or other securities, as applicable) as set forth in this Section 6.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such shares of Common Stock (or other securities, as applicable), the Company may, at its election, give written notice of such determination to the Piggyback Sellers within five Business Days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration.

Any Holder having notified the Company to include any or all of its Registrable Securities in a Piggyback Registration shall have the right to withdraw any such notice with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn.

6.3 Holdback Agreements.

(a) Amazon shall enter into customary agreements restricting the sale or distribution of Equity Securities of the Company (including sales pursuant to Rule 144 under the Securities Act) to the extent required by the lead managing underwriter(s) with respect to an applicable Underwritten Offering in which Amazon participates during the period commencing on the date of the request (which shall be no earlier than 14 days prior to the expected “pricing” of such Underwritten Offering) and continuing for not more than 90 days after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to the Shelf Registration Statement), pursuant to which such Underwritten Offering shall be made. The Company shall not include securities of any other holder in such an Underwritten Offering unless such other holder enters into a customary agreement on terms no more permissive to such other holder as the terms of any similar agreement entered into by Amazon restricting the sale or distribution of Equity Securities of the Company (including sales pursuant to Rule 144 under the Securities Act).

(b) If any Shelf Offering involves an Underwritten Offering, the Company will not effect any sale or distribution of shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) (other than a Form S-4 or Form S-8) for its own account within 90 days (plus an extension period as may be proposed by the lead managing underwriter(s) for such Underwritten Offering to address FINRA regulations regarding the publication of research, or such shorter periods as the lead managing underwriter(s) may agree with the Company) after the effective date of such registration except as may otherwise be agreed between the Company and the lead managing underwriter(s) of such Underwritten Offering.

6.4 Registration Procedures.

(a) If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 6.1 or Section 6.2, the Company shall as expeditiously as reasonably practicable:

(i) prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective pursuant to the terms of Section 6.1(b); provided, however, that before filing such registration statement or any amendments thereto, the Company will furnish to the Holders, their counsel, and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel, and other documents reasonably requested by such counsel, including any comment letter from the Commission, and, if requested by such counsel, the Company will provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants, and other advisors. The Company shall not file any such registration statement or prospectus or any amendments or supplements thereto to which the Holders, their counsel, or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with Applicable Law;

(ii) in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and to comply in all material respects with the provision of the Securities Act with respect to the disposition of the Registrable Securities subject thereto for the period set forth in Section 6.1(b);

(iii) if requested by the lead managing underwriter(s), if any, or the Holders, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 6.4(a)(iii) that are not, in the good faith written opinion of outside counsel for the Company, in compliance with Applicable Law;

(iv) furnish to the Holders and each underwriter, if any, such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Holders and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holders;

(v) use commercially reasonable efforts to (I) register or qualify or cooperate with the Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Holders and any underwriter shall reasonably request, (II) keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective, and (III) take any other action which may be necessary or reasonably advisable to enable such Holders and underwriters to consummate the disposition in such jurisdictions of the Registrable Securities, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (v) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction, or (C) file a general consent to service of process in any such jurisdiction;

(vi) use commercially reasonable efforts to cause such Registrable Securities to be listed on the Principal Trading Market;

(vii) use commercially reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(viii) enter into such agreements (including an underwriting agreement) in form, scope, and substance as is customary in underwritten offerings of shares of Common Stock by the Company and use its commercially reasonable efforts to take all such other actions reasonably requested by the Holders (including those reasonably requested by the lead managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering, (A) the Company shall make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Company and its subsidiaries and the registration statement, prospectus, and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance, and scope as customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (B) if any underwriting agreement has been entered into, the same shall contain customary indemnification provisions and procedures with respect to all parties to be indemnified pursuant to Section 6.7, except as otherwise agreed by the Holders, and (C) the Company shall deliver such documents and certificates as reasonably requested by the Holders, their counsel and the lead managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to sub-clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

(ix) in connection with an Underwritten Offering, use commercially reasonable efforts to obtain for the underwriter(s) (A) opinions of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters and (B) “comfort” letters and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with underwritten offerings;

(x) make available for inspection by the Holders any underwriter participating in any disposition pursuant to any registration statement and any attorney, accountant, or other agent or Representative retained in connection with such offering by such Holders or underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary, or as shall otherwise be reasonably requested, to enable them to exercise their due diligence responsibility, and the Company shall cause the officers, directors, and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Representative, underwriter, attorney, agent, or accountant in connection with such registration statement; provided, however, that the Company shall not be required to provide any information under this Section 6.4(a)(x) if (A) the Company believes, after good faith advice of counsel for the Company (which may include in-house legal counsel), that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information with respect to the foregoing clause (1) or (2) such Holder requesting such information enters into, and causes each of its Inspectors to enter into, a confidentiality agreement on terms and conditions reasonably acceptable to the Company; provided, further, that each Holder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by another Governmental Entity, give notice to the Company and allow the Company, at its expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential;

(xi) as promptly as practicable notify in writing the Holders and the underwriters, if any, of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other Governmental Entity for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any mutual agreement (including any underwriting agreement) contemplated by Section 6.4(a)(viii) cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such registration statement, related prospectus, or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus, or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any Holder, the Company shall promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that, subject to the requirements of Section 6.4(a)(v), the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction where it would not but for the requirements of this clause (xii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction, or (C) file a general consent to service of process in any such jurisdiction;

(xiii) cooperate with the Holders and the lead managing underwriter(s) to facilitate the timely preparation and delivery of book entries (which shall not bear any restrictive legends unless required under Applicable Law) representing securities sold under any registration statement and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or such Holders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xiv) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xv) have appropriate executive officers of the Company prepare and make presentations at a reasonable number of “road shows” and before analysts and other information meetings reasonably organized by the underwriters and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the Holders and the underwriters in the offering, marketing, or selling of the Registrable Securities; provided, however, that the scheduling of any such “road shows” and other meetings shall not materially and unduly interfere with the normal operations of the business of the Company; and

(xvi) take all other actions reasonably requested by the Holders or the lead managing underwriter(s) to effect the intent of this Agreement.

(b) The Company may require each Holder and each underwriter, if any, to furnish the Company in writing such information regarding each Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such registration statement.

(c) Each Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E), and (F) of Section 6.4(a)(xi), such Holder shall forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.4(a)(xi) or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus.

6.5 Registration Expenses. All fees and expenses incident to the Company’s performance of its obligations under this Article VI, including (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 6.4(a)(v)) and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121), (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by Amazon) and copying expenses, (c) all messenger, telephone, and delivery expenses, (d) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions), (e) expenses of the Company incurred in connection with any “road show,” other than any expense paid or payable by the underwriters, and (f) reasonable and documented fees and disbursements of one counsel for all Holders whose Registrable Securities are included in a registration statement, which counsel shall be selected by the Holders of a majority of the Registrable Securities being sold in connection therewith, shall be borne solely by the Company whether or not any registration statement is filed or becomes effective. In connection with the Company’s performance of its obligations under this Article VI, the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit) and the expenses and fees for listing the securities to be registered on the primary securities exchange or over-the-counter market on which similar securities issued by the Company are then listed or traded. Each Holder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Holder’s Registrable Securities pursuant to any registration.

6.6 Miscellaneous.

(a) Not less than five Business Days before the expected filing date of each registration statement pursuant to Section 6.2 of this Agreement, the Company shall notify each Holder who has timely provided the requisite notice hereunder entitling such holder to register

Registrable Securities in such registration statement of the information, documents, and instruments from such Holder that the Company or any underwriter reasonably requests in connection with such registration statement, including a questionnaire, custody agreement, power of attorney, lock-up letter, and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the second Business Day before the expected filing date, the Requested Information from such Holder, the Company may file the registration statement without including Registrable Securities of such Holder. The failure to so include in any registration statement the Registrable Securities of a Holder (with regard to that registration statement) shall not result in any liability on the part of the Company to such Holder.

(b) The Company shall not grant to any Person any demand, piggyback, or shelf registration rights the terms of which are senior to or conflict with the rights granted to Amazon hereunder without the prior written consent of Amazon. If Amazon provides such consent, Amazon and the Company shall amend this Agreement to grant Amazon any such senior demand, piggyback, or shelf registration rights.

6.7 Registration Indemnification.

(a) The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Holder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, and partners, each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Holder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, and partners of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter from and against all Losses, as incurred, arising out of, caused by, resulting from, or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 6.7(a)) will reimburse each such Holder, each of its Affiliates, and each of their respective officers, directors, members, shareholders, employees, managers, and partners and each such Person who controls each such Holder and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, and agents of each such controlling Person, each such underwriter, and each such Person who controls any such underwriter for any reasonable, customary, and reasonably documented legal and other expenses incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability, or action, except insofar as the same are caused by any information furnished in writing to the Company by any Holder expressly for use therein.

(b) In connection with any registration statement in which a Holder is participating, without limitation as to time, each such Holder shall, severally and not jointly, indemnify the Company, its directors, officers, and employees and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company from and against all Losses, as incurred, arising out of, caused by, resulting from, or relating to any untrue statement (or alleged untrue statement) of material fact contained in the registration statement, prospectus, or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 6.7(b)) will reimburse the Company, its directors, officers, and employees and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any reasonable, customary, and reasonably documented legal and other expenses incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability, or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Holder for inclusion in such registration statement, prospectus, or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, no Holder shall be liable under this Section 6.7(b) for amounts in excess of the gross proceeds (after deducting any underwriting discount or commission) received by such Holder from its sale of Registrable Securities in connection with the offering that gave rise to such liability.

(c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d) In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate, and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision, and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that (A) there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (B) such action involves, or is reasonably likely to have an effect beyond, the scope of matters that are subject to indemnification pursuant to this Section 6.7, or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, and in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned, or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability, or a failure to act by or on behalf of any indemnified party, and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder.

(e) The indemnification provided for under this Agreement shall survive the Transfer of the Registrable Securities and the termination of this Agreement.

(f) If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements, or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Holder shall be required to make a contribution in excess of the gross proceeds (after deducting any underwriting discount or commission) received by such Holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

6.8 Free Writing Prospectuses. No Holder shall use any Free Writing Prospectus in connection with the sale of Registrable Securities pursuant to this Article VI without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed). Notwithstanding the foregoing, a Holder may use any Free Writing Prospectus prepared and distributed by the Company.

6.9 Termination of Registration Rights. The rights granted pursuant to this Article VI shall terminate, as to any holder of Registrable Securities, on the earlier of (a) the date on which all Registrable Securities held by such holder have been disposed, including all shares issued or issuable upon exercise of the Warrant and (b) the date on which all Registrable Securities can be sold in compliance with Rule 144 under the Securities Act without regard to volume limitations or other restrictions on transfer thereunder.

ARTICLE VII

DEFINITIONS

7.1 Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“Acquisition Proposal” means any proposal, offer, inquiry, indication of interest, or expression of intent (whether binding or non-binding), whether communicated to a Representative of the Company, the Board, or publicly announced to the Company’s shareholders or otherwise by any single Person or single Group relating to an Acquisition Transaction.

“Acquisition Transaction” means (a) any transaction or series of related transactions as a result of which any single Person or single Group (excluding Amazon or any of its subsidiaries) acquires Beneficial Ownership, whether directly or indirectly, of more than 35% of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company, (b) any transaction or series of related transactions in which the shareholders of the Company immediately prior to such transaction or series of related transactions (the “Pre-Transaction Shareholders”) cease to Beneficially Own, directly or indirectly, at least 65% of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company or in the surviving or resulting entity of such transactions; provided that this clause (b) shall not apply if: (i) such transaction or series of related transactions is an acquisition by the Company effected, in whole or in part, through the issuance of Equity Securities of the Company and (ii) such acquisition does not result such that any single Person or single Group Beneficially Owns, directly or indirectly, a greater percentage of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company than NV Holdings or its Affiliates, (c) any Business Combination, as a result of which at least 35% of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company is transferred to another single Person or single Group (excluding Amazon or any of its subsidiaries), (d) any sale, lease, exchange, transfer, license, or disposition of a business, deposits, or assets that constitute 35% or more of the fair market value of the consolidated assets, business, net sales, net income, assets, or deposits of the Company, (e) individuals who constitute the Continuing Directors, taken together, ceasing for any reason to constitute at least a majority of the Board elected by the holders of shares of Common Stock, or (f) any transaction or series of related transactions as a result of which the Common Stock, or any successor security thereto, is no longer listed on a nationally recognized stock exchange, which as of the date hereof is the NASDAQ Stock Market, or the Public Float of the Company constitutes less than 35.1% of the outstanding shares of Common Stock of the Company.

“Affiliate” means, with respect to any person, any other person (for all purposes hereunder, including any entities or individuals) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first person. It is expressly agreed that, for purposes of this definition, none of the Company or any of its subsidiaries is an Affiliate of Amazon or any of its subsidiaries (and vice versa).

“Aggregate Exercise Price” means the Exercise Price (as such term is defined in the Warrant) multiplied by the aggregate of all Warrant Shares, which may, at the date of this Agreement, be issued to Amazon and/or any of its Affiliates upon exercise of the Warrant.

“Agreement” has the meaning set forth in the preamble.

“Amazon” has the meaning set forth in the preamble.

“Amazon Observer” has the meaning set forth in Section 3.4(a).

“Amazon Standstill Termination Event” has the meaning set forth in Section 4.6(d).

“Anti-Takeover Provisions” means the provisions of any potentially applicable anti-takeover, control share, fair price, moratorium, interested shareholder, or similar Applicable Law (including, for the avoidance of doubt, Section 203 of the Delaware General Corporation Law) and any potentially applicable provision of the Company’s certificate of incorporation or bylaws.

“Antitrust Laws” means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state, local, domestic, foreign, or supranational laws that are designed to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or restraint of trade or that provide for review of merger control or foreign investment.

“Applicable Law” means, with respect to any Person, any federal, national, state, local, municipal, international, multinational, or SRO statute, law, ordinance, secondary and subordinate legislation, directives, rule (including rules of common law and rules of stock exchanges), regulation, ordinance, treaty, Order, permit, authorization, or other requirement applicable to such Person, its assets, properties, operations, or business.

“Bankruptcy Exceptions” has the meaning set forth in Section 2.2(d)(i).

“Beneficial Owner,” “Beneficially Owned,” “Beneficially Own,” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance); provided that, except as otherwise specified herein, such calculations shall be made inclusive of all Warrant Shares subject to issuance pursuant to the Warrant (whether or not the Warrant, or portion thereof, is then exercisable).

“Beneficial Ownership Limitation” has the meaning ascribed to it in the Warrant.

“Blackout Period” means, in the event that the Company determines in good faith that a registration of securities would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company in any material respect, a period which is the shorter of the ending of the condition creating a Blackout Period and 90 days; provided, that such Blackout Period may not occur more than once in any period of six consecutive months.

“Board” means the board of directors of the Company.

“Burdensome Action” has the meaning set forth in Section 4.3.

“Business Combination” means a merger, consolidation, statutory share exchange, reorganization, recapitalization, or similar extraordinary transaction (which may include a reclassification of the Common Stock in which the Common Stock becomes a subordinate security to a new Equity Security of the Company created in connection with such reclassification) involving the Company as a result of which at least 35% of the outstanding capital stock of the Company is transferred to another single Person or single Group (excluding Amazon or any of its subsidiaries).

“Business Day” has the meaning set forth in Section 1.3.

“Cashless Exercise” has the meaning ascribed to it in the Warrant.

“Cashless Exercise Ratio” has the meaning ascribed to it in the Warrant.

“Chosen Courts” has the meaning set forth in Section 8.5.

“Citizen of the United States” has the meaning set forth in Section 2.2(a).

“Closing” has the meaning set forth in Section 1.2.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Commercial Agreement” has the meaning ascribed to it in the Warrant.

“Commercial Arrangements” has the meaning set forth in the recitals.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Company Benefit Plan” has the meaning set forth in Section 2.2(d)(ii).

“Company Board Recommendation” has the meaning set forth in Section 3.6(b).

“Company Stock Plans” has the meaning set forth in Section 2.2(b).

“Company Shareholders” has the meaning set forth in Section 3.6(a).

“Company Shareholder Meeting” has the meaning set forth in Section 3.6(a).

“Confidential Information” means all information (irrespective of the form of communication and irrespective of whether obtained prior to or after the date hereof) obtained by or on behalf of Amazon or its Representatives from the Company, its subsidiaries, or their respective Representatives, through the Beneficial Ownership of Equity Securities or through the rights granted pursuant hereto, other than information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by Amazon, its subsidiaries, or their respective Representatives, (ii) was or becomes available to Amazon, its subsidiaries, or their respective Representatives from a source other than the Company, its subsidiaries, or their respective Representatives, provided, that the source thereof is not known by Amazon or such of its subsidiaries or their respective Representatives to be bound by an obligation of confidentiality, or (iii) is independently developed by Amazon, its subsidiaries, or their respective Representatives without the use of any such information that would otherwise be Confidential Information hereunder.

“Confidentiality Agreement” means the Mutual Nondisclosure Agreement, dated September 22, 2021, by and between Amazon and Hawaiian Airlines, Inc.

“Continuing Directors” means the directors of the Company on the date hereof elected by the holders of shares of Common Stock and each other director elected by the holders of shares of Common Stock, if, in each case, (i) such other director’s nomination for election to the Board is either recommended by more than 50% of the directors of the Company as of the date of such other director’s nomination for election to the Board or by more than 50% of the members of the Governance and Nominating Committee of the Board, or (ii) Amazon and its subsidiaries shall have voted any shares of Common Stock in favor of the election of such other director to the Board.

“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “controlling” shall be construed accordingly.

“conversion” has the meaning set forth in the definition of Equity Securities.

“convertible securities” has the meaning set forth in the definition of Equity Securities.

“Derivative Instruments” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of any Equity Securities of the Company increases, including a long convertible security, a long call option, and a short put option position, in each case, regardless of whether (x) such interest conveys any voting rights in such security, (y) such interest is required to be, or is capable of being, settled through delivery of such security, or (z) other transactions hedge the economic effect of such interest.

“Designated Persons” means the Persons set forth on Schedule 7.1.

“Disclosable Agreement” has the meaning set forth in Section 3.2(b).

“Disclosure Agency” has the meaning set forth in Section 3.2(b).

“DOT” has the meaning set forth in Section 2.2(a).

“DOT Regulations” has the meaning set forth in Section 2.2(a).

“DTC” has the meaning set forth in Section 4.2.

“DWAC” has the meaning set forth in Section 4.2.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto.

“Effect” has the meaning set forth in Section 2.1(a).

“Equity Securities” means any and all (i) shares, interests, participations, or other equivalents (however designated) of capital stock or other voting securities of a corporation and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations, or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, (iii) restricted stock units that settle into shares of capital stock, and (iv) any and all warrants, rights, or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights, or other interests are authorized or otherwise existing on any date of determination (clauses (ii) and (iii), collectively “convertible securities” and any conversion, exchange, or exercise of any convertible securities, a “conversion”).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Approval” has the meaning set forth in Section 2.3(b)(i).

“Exercise Price” has the meaning ascribed to it in the Warrant.

“Expiration Time” has the meaning ascribed to it in the Warrant.

“FAA” has the meaning set forth in Section 2.2(a).

“FAA Regulations” has the meaning set forth in Section 2.2(a).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-1” means a registration statement on Form S-1 or any successor form thereto.

“Form S-3” means a registration statement on Form S-3 or any successor form thereto.

“Form S-4” means a registration statement on Form S-4 or any successor form thereto.

“Form S-8” means a registration statement on Form S-8 or any successor form thereto.

“Free Writing Prospectus” has the meaning set forth in Section 6.4(a)(iv).

“Fully Diluted Basis” means as of any time of determination, the number of shares of Common Stock which would then be outstanding, assuming the issuance of all shares reserved for issuance pursuant to any Company Stock Plan and the complete exercise, exchange, or conversion of all then-outstanding Equity Securities of the Company, including, for the avoidance of doubt, as of the date of this Agreement, the Warrant Shares.

“GAAP” has the meaning set forth in Section 2.1(a).

“Governmental Approval” means any authorization, consent, approval, waiver, exception, variance, order, exemption, publication, filing, declaration, concession, grant, franchise, agreement, permission, permit, or license of, from, or with any Governmental Entity, or the giving of notice to or registration with any Governmental Entity or any other action in respect of any Governmental Entity.

“Governmental Entity” means any federal, national, state, local, municipal, international or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing or regulatory authority, judicial or administrative body, official, tribunal, or other instrumentality of any government, whether federal, state, local, domestic, foreign, or arbitrator or SRO.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Holder” and “Holders” have the meaning set forth in Section 6.2(a).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Initial Announcement” has the meaning set forth in Section 3.2(a).

“Initial Antitrust Clearance” has the meaning set forth in Section 3.1(b).

“Initial Antitrust Filings” has the meaning set forth in Section 3.1(b).

“Initial Filing Transaction” has the meaning set forth in Section 3.1(b).

“Inspectors” has the meaning set forth in Section 6.4(a)(x).

“Losses” means all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement.

“Material Adverse Effect” has the meaning set forth in Section 2.1(a).

“Notice of Substantial Change of Ownership” has the meaning set forth in Section 3.1(g).

“NV Holdings” has the meaning set forth in the recitals.

“Observer Threshold” has the meaning set forth in Section 3.4(a).

“Order” means any judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination, or award issued by any Governmental Entity.

“Other Demanding Sellers” has the meaning set forth in Section 6.2(b).

“Other Proposed Sellers” has the meaning set forth in Section 6.2(b).

“Permitted Warrant Transfers” has the meaning set forth in Section 4.4(a).

“Person” means an individual, company, corporation, partnership, limited liability company, trust, body corporate (wherever located), or other entity, organization, or unincorporated association, including any Governmental Entity.

“Piggyback Notice” has the meaning set forth in Section 6.2(a).

“Piggyback Registration” has the meaning set forth in Section 6.2(a).

“Piggyback Seller” has the meaning set forth in Section 6.2(a).

“Principal Trading Market” has the meaning ascribed to it in the Warrant.

“Prohibited Transferee” means (a) a Designated Person, or (b) a Person that has filed, or may file based upon reasonable inquiry of such Person, a Schedule 13D with the Commission with respect to the Company.

“Public Float” means the number of Equity Securities held by shareholders of the Company other than (a) shareholders who Beneficially Own more than ten percent of all outstanding Common Stock (other than shareholder that are passive institutional investors), (b) directors or executive officers of the Company and any members of their immediate family, and (c) Affiliates of the Company.

“Records” has the meaning set forth in Section 6.4(a)(x).

“Reporting Company Filing Dates” has the meaning set forth in Section 5.1(a)(i).

“Registrable Securities” means any and all (i) Warrant or Warrant Shares (whether vested or unvested), (ii) other stock or securities that Amazon or its subsidiaries may be entitled to receive, or will have received, pursuant to its ownership of the Warrant or Warrant Shares, in lieu of or in addition to shares of Common Stock, and (iii) Equity Securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i) or (ii) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation, or other reorganization. As to any particular securities constituting Registrable Securities, such securities shall cease to be Registrable Securities when they (x) have been effectively registered or qualified for sale by prospectus filed under the Securities Act and disposed of in accordance with the registration statement covering therein, or (y) have been sold or transferred. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Reporting Company” means a company that is required to file reports periodically with the Commission under Sections 12, 13, or 15(d) of the Exchange Act.

“Representatives” with respect to a Person means such Person’s directors, managers, officers, employees, and authorized representatives (including attorneys, accountants, consultants, bankers, and financial advisors thereof).

“Requested Information” has the meaning set forth in Section 6.6(a).

“Requisite Shareholder Approval” has the meaning set forth in Section 3.6(a).

“SEC Reports” means the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and its other reports, statements, and forms (including exhibits and other information incorporated therein) filed with or furnished to the Commission under Sections 13(a), 14(a), or 15(d) of the Exchange Act, in each case after December 31, 2021.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shelf Offering” has the meaning set forth in Section 6.1(e).

“Shelf Registration Statement” has the meaning set forth in Section 6.1(a).

“SOX” has the meaning set forth in Section 2.2(e)(v).

“SRO” means any (i) “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) other United States or foreign securities exchange, futures exchange, commodities exchange, or contract market, or (iii) other securities exchange.

“Standstill Period” has the meaning set forth in Section 4.6(a).

“subsidiary” means, with respect to such Person, any foreign or domestic entity, whether incorporated or unincorporated, of which (i) such Person or any other subsidiary of such Person is a general partner, (ii) at least a majority of the voting power to elect a majority of the directors or others performing similar functions with respect to such other entity is directly or indirectly owned or controlled by such person or by any one or more of such person’s subsidiaries, or (iii) at least 50% of the Equity Securities are directly or indirectly owned or controlled by such Person or by any one or more of such Person’s subsidiaries.

“Take-Down Notice” has the meaning set forth in Section 6.1(e).

“Tax Advisor” means any of PricewaterhouseCoopers LLP, Ernst & Young LLP, KPMG LLP, or Deloitte LLP that is selected by the Company.

“Transaction Documents” means collectively this Agreement, the Commercial Agreement, the Warrant, and any other certificate, exhibit, or agreement delivered by or entered into by and among the parties and/or their respective subsidiaries on the date hereof in connection with the transactions contemplated hereby or thereby, in each case, as amended, modified, or supplemented from time to time in accordance with their respective terms.

“Transaction Litigation” has the meaning set forth in Section 3.1(e).

“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, grant of a security interest, hypothecation, disposition, or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option, or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of law or otherwise) of any capital stock or interest in any capital stock, or (ii) in respect of any capital stock or interest in any capital stock, the entry into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.

“Transferee” means a Person to whom a Transfer is made or is proposed to be made.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“Vesting Events” has the meaning ascribed to it in the Warrant.

“Voting Securities” means shares of Common Stock of the Company and any other Equity Securities of the Company entitled to vote generally in the election of directors of the Company.

“Warrant” has the meaning set forth in Section 1.1.

“Warrant Issuance” has the meaning set forth in Section 1.1.

“Warrant Shares” has the meaning ascribed to it in the Warrant.

“Warrant Shares Cap” has the meaning ascribed to it in the Warrant.

ARTICLE VIII

MISCELLANEOUS

8.1 Termination of This Agreement; Other Triggers.

(a) This Agreement may be terminated at any time:

(i) with the prior written consent of each of Amazon and the Company; or

(ii) by Amazon if the Initial Antitrust Clearance shall not have been obtained on or prior to the date that is three months after the latest date of the Initial Antitrust Filings; provided that, for the avoidance of doubt, Section 3.1(e) shall not apply in the event of a termination of this Agreement pursuant to this Section 8.1(a)(ii).

(b) In the event of termination of this Agreement as provided in this Section 8.1, this Agreement (other than Section 1.3 (Interpretation), Article II (Representations and Warranties), Section 3.1(f), Section 3.2 (Public Announcements), Section 3.3 (Expenses), Section 4.1 (Acquisition for Investment) (to the extent any Warrant Shares have been issued prior to termination), Section 4.2 (Legend) (to the extent any Warrant Shares have been issued prior to termination), Article V (Information), Article VI (Registration), Article VII (Definitions) (to the extent relevant for any other surviving Sections or Articles), and this Article VIII (Miscellaneous), each of which shall survive any termination of this Agreement) shall forthwith become void and there shall be no liability on the part of any party, except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

(c) Without affecting in any manner any prior exercise of the Warrant, in the event of termination of this Agreement as provided in this Section 8.1, the unvested portion of the Warrant shall be canceled and terminated and shall forthwith become void and the Company shall have no subsequent obligation to issue, and no holder of a Warrant shall have a subsequent right to acquire, any Warrant Shares pursuant to such canceled portion of the Warrant. For the avoidance of doubt, the Warrant shall remain in full force and effect with respect to the vested portion thereof, and nothing in this Section 8.1 shall affect the ability of the NV Holdings to exercise such vested portion of the Warrant following termination of this Agreement.

8.2 Amendment. No amendment of any provision of this Agreement shall be effective unless made in writing and signed by a duly authorized representative of each party.

8.3 Waiver of Conditions. The conditions to any party’s obligation to consummate any transaction contemplated herein are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by Applicable Law. No waiver shall be effective unless it is in writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

8.4 Counterparts. This Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Executed signature pages to this Agreement may be transmitted electronically by “pdf” file and such pdf files shall be deemed as sufficient as if actual signature pages had been delivered.

8.5 Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties expressly (a) submit to the personal jurisdiction and venue of the Chancery Court of Delaware, or if such court is unavailable, the United States District Court for Delaware (the “Chosen Courts”), in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum, and (c) agrees that it shall not bring any claim, action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts, and in stipulated preference ranking, of the preceding clause (a). Each party agrees that service of process upon such party in any such claim, action, or proceeding shall be effective if notice is given in accordance with the provisions of this Agreement. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

8.6 Notices. Any notice, request, instruction, or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt, (b) if sent by nationally recognized overnight air courier, one Business Day after mailing, (c) if sent by email, with a copy mailed on the same day in the manner provided in clause (a) or (b) of this Section 8.6 when transmitted and receipt is confirmed, or (d) if otherwise actually personally delivered, when delivered. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company, to:

Name:	Hawaiian Holdings, Inc.
Address:	3375 Koapaka Street Suite G350
Honolulu, HI 96819
Attn:	Chief Legal Officer

and

Name:	Hawaiian Holdings, Inc.
Address:	3375 Koapaka Street Suite G350
Honolulu, HI 96819
Attn:	Chief Financial Officer

with a copy to (which copy alone shall not constitute notice):

Name:	Wilson Sonsini Goodrich & Rosati, P.C.
Address:	650 Page Mill Road
Palo Alto, CA 94304
Email:	tjeffries@wsgr.com
aurquiza@wsgr.com
Attn:	Tony Jeffries, Esq.
Amanda Urquiza, Esq.

and

if to Amazon, to:

Name:	Amazon.com NV Investment Holdings LLC
c/o Amazon.com, Inc.
Address:	410 Terry Avenue
North Seattle, WA 98109-5210
Attn:	General Counsel

with a copy to (which copy alone shall not constitute notice):

Name:	Gibson, Dunn & Crutcher LLP
Address:	1881 Page Mill Road
Palo Alto, CA 94304
Email:	ebatts@gibsondunn.com
ctrester@gibsondunn.com
Attn:	Ed Batts, Esq.
Chris Trester, Esq.

8.7 Entire Agreement, Etc. This Agreement (including the Schedules, Exhibits, and Annexes hereto), the other Transaction Documents, and the Confidentiality Agreement constitute the entire agreement and supersede all other prior agreements, understandings, representations, and warranties, both written and oral, between the parties with respect to the subject matter hereof. No party shall take, or cause to be taken, including by entering into agreements or other arrangements with provisions or obligations that conflict, or purport to conflict, with the terms of the Transaction Documents or any of the transactions contemplated thereby, any action with either an intent or effect of impairing any such other person’s rights under any of the Transaction Documents.

8.8 Assignment. Neither this Agreement nor any right, remedy, obligation, or liability arising hereunder or by reason hereof shall be assignable by any party without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation, or liability hereunder without such consent shall be void, except that Amazon may transfer or assign, in whole or from time to time in part, to one or more of its direct or indirect wholly owned subsidiaries, its rights and/or obligations under this Agreement, but any such transfer or assignment shall not relieve Amazon of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

8.9 Severability. If any provision of this Agreement or a Transaction Document, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired, or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

8.10 No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties and their respective successors and permitted assigns any benefits, rights, or remedies.

8.11 Specific Performance. The parties agree that failure of any party to perform its agreements and covenants hereunder, including a party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Agreement to consummate the transactions contemplated hereby, will cause irreparable injury to the other party, for which monetary damages, even if available, will not be an adequate remedy. It is agreed that the parties shall be entitled to equitable relief including injunctive relief and specific performance of the terms hereof, without the requirement of posting a bond or other security, and each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of a party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations hereunder, this being in addition to any other remedies to which the parties are entitled at law or equity.

8.12 Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement: (i) the maximum amount of Losses which may be recovered from Amazon and its Affiliates arising out of or relating to this Agreement shall be limited to the amount equal to the Aggregate Exercise Price and (ii) any Losses which may be recovered from any party and its Affiliates arising out of or relating to this Agreement shall not include (a) punitive damages or (b) damages that are not reasonably foreseeable.

* * *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first herein above written.

HAWAIIAN HOLDINGS, INC.

By:	/s/ Peter R. Ingram
Name: Peter R. Ingram
Title: President and Chief Executive Officer

AMAZON.COM, INC.

By:	/s/ Torben Severson
Name: Torben Severson
Title: Authorized Signatory

Schedule 5.1(a)

1. Basic Financial Information and Reporting.

A. As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, the Company shall furnish Amazon with a balance sheet and equity capitalization table of the Company, as of the end of such fiscal year, a statement of income, a statement of shareholders’ equity, and a statement of cash flows of the Company and accompanying notes to the financial statements, for such year, all audited and prepared in accordance with GAAP consistently applied (except as noted therein) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by an audit report and opinion thereon by independent public accountants of national standing selected by the Board.

B. The Company shall furnish to Amazon as soon as practicable after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, a balance sheet and equity capitalization table of the Company as of the end of each such quarterly period and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with GAAP consistently applied (except as noted therein or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made. In order to facilitate Amazon’s compliance with its public reporting requirements, the Company shall deliver the financial statements described in this Schedule 5.1(a) to Amazon, together with a certification that, to the Company’s knowledge, (i) such interim financial statements are fairly stated, in all material respects, in accordance with GAAP for the periods presented, applied on the same basis as the Company’s audited financial statements as of and for the most recent fiscal year end and reflect all adjustments necessary for a fair presentation of the interim financial statements, subject to the exceptions noted on an exhibit to such certification and (ii) the Company has made available to Amazon the information required by Section 5.1 of this Agreement. In addition, to facilitate Amazon’s compliance with its public reporting requirements, the Company shall engage a nationally recognized accounting firm to perform quarterly review procedures that result in the issuance of an independent accountant’s review report on the Company’s quarterly and year-to-date balance sheet and statement of operations for each fiscal quarter, which reports shall be delivered within 45 days after the end of the quarter for which the report pertains. In order to facilitate Amazon’s compliance with its public reporting requirements, the Company’s chief financial officer and chief accounting officer shall participate in one or more teleconferences with Representatives of Amazon each quarter to review the financial statements previously delivered and discuss significant transactions reflected for the period of the financial statements.

C. All financial information required under clauses (A) and (B) above shall consist of consolidated financial statements (consolidating the Company and its subsidiaries) unless GAAP provides otherwise.

D. As soon as reasonably practicable, and in any event within 15 days after the issuance of the report, the Company shall furnish to Amazon any 409A valuation reports that it prepares or causes to be prepared.

2. Inspection Rights. Subject to Section 5.1(b) of this Agreement, Amazon shall have the right to discuss the affairs, finances, and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested (electronically to the greatest extent possible), all at such reasonable business times, with reasonable advance notice and as often as may be reasonably requested.

3. Other Materials. As soon as practicable (or otherwise as provided herein), the Company shall furnish Amazon with copies of the following documents:

A. Material documents filed with governmental agencies, including, without limitation, the Internal Revenue Service and the SEC, or any other documents or information requested by Amazon or necessary to support Amazon’s tax, accounting, and Commission reports and filings, including providing by February 15th of each year such information as is necessary to support Amazon’s tax reporting obligations.

B. In addition, the Company shall furnish Amazon advance notice of any dividend or other distribution to be paid by the Company to holders of the Common Stock.

Schedule 7.1

Designated Persons

The following Persons and their Affiliates:

[***]

Annex A

Form of Warrant